Exhibit 2.3

SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of March 25, 2021 (the “Effective Date”), is by and among (i) Altimar Acquisition Corporation, a Cayman Islands exempted company, (ii) Owl Rock Capital Group LLC, a Delaware limited liability company, (iii) Owl Rock Capital Feeder LLC, a Delaware limited liability company, (iv) Owl Rock Capital Partners LP, a Delaware limited partnership, and (v) Neuberger Berman Group LLC, a Delaware limited liability company (collectively, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Business Combination Agreement, dated as of December 23, 2020 (as amended, the “Business Combination Agreement”);

WHEREAS, the Parties previously entered into that certain Amendment to Business Combination Agreement, dated as of January 4, 2021; and

WHEREAS, the Parties desire to further amend certain provisions of the Business Combination Agreement (pursuant to and in accordance with Section 15.1 of the Business Combination Agreement), on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1.    Amendments to the Business Combination Agreement. Effective as of the Effective Date:

(a)    Exhibit D of the Business Combination Agreement is hereby replaced with Exhibit A to this Amendment; and

(b)    Exhibit I of the Business Combination Agreement is hereby replaced with Exhibit B to this Amendment.

2.    Amendment to Certain Definitions. Effective as of the Effective Date:

(a)    The definition of “Blue Opal Carry Sub” is hereby added as follows:

“Blue Opal Carry Sub” means one or more wholly-owned Subsidiaries of Blue Owl Carry and/or Blue Owl Holdings to be formed in connection with the Opal Reorganization for the purpose of holding Blue Owl Carry’s or Blue Owl Holdings’s, as applicable, 15% interest in carried interest and/or performance fees, as applicable, (net of its proportionate share of dilution for Specified Equity) in respect of existing or future Opal Funds and any other parallel entity formed with a substantially similar purpose.

(b)    The definition of “Opal Carry Aggregator” is hereby deleted in its entirety.

(c)    The definition of “Opal Carry Reorganization” is hereby amended and restated in its entirety as follows:

“Opal Carry Reorganization” means (a) with respect to carried interest (but not performance fees or incentive allocation), (i) [Reserved], (ii) the assignment and/or distribution in kind and subsequent contribution to Blue Opal Carry Sub or one of its Subsidiaries by Opal Carry and Opal Employee Carry of its rights and obligations, currently held through Opal Opportunistic Carry to 15% of the carried interest currently payable to Opal Opportunistic Carry (net of its proportionate

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share of dilution for Specified Equity), and (iii) except with respect to the right to carried interest of Opal Opportunistic Carry, which shall be retained by Opal Opportunistic Carry in connection with the Opal Carry Reorganization or assigned and/or contributed as described in clause (ii), the assignment and/or contribution by Opal Group of (A) 15% of the right, title and interest of Opal Group and its Subsidiaries (if any) in and to the carried interest (but not performance fees or incentive allocation) arising in respect of all of the existing and future Opal Funds to Blue Opal Carry Sub (including that, as a result of such assignment, 15% of such carried interest currently indirectly payable to Opal Group by Opal Funds is instead payable directly or indirectly to Blue Opal Carry Sub) and (B) 85% of the right, title and interest of Opal Group and its Subsidiaries (if any) in and to the carried interest (but not performance fees or incentive allocation) arising in respect of all of the existing and future Opal Funds to Opal Employee Carry (including that, as a result of such assignment, 85% of such carried interest currently indirectly payable to Opal Group by Opal Funds is instead payable directly or indirectly to Opal Employee Carry) and (b) with respect to performance fees or incentive allocation (except with respect to the BDCs and, for the avoidance of doubt, not carried interest), the assignment, directly or indirectly, by Opal Group of all right, title and interest of Opal Group and its Subsidiaries (if any) in and to 85% of all performance fees or incentive allocation (except with respect to the BDCs and, for the avoidance of doubt, not carried interest) arising in respect of all of the existing and future Opal Funds to Opal Employee Carry or another entity controlled by an Affiliate of PubCo.

(d)    The definition of “Opal Employee Carry” is hereby amended and restated in its entirety as follows:

“Opal Employee Carry” means Owl Rock Employee Carry, L.P., a Delaware limited partnership, to be formed in connection with the Opal Reorganization for the purpose of holding unallocated employee carried interest and performance fees in respect of existing or future Opal Funds and any other parallel entity formed with a substantially similar purpose.

(e)    The definition of “Specified Equity” is hereby amended and restated in its entirety as follows:

“Specified Equity” means any Equity Securities issued by (i) any Subsidiary of the Buyer, (ii) any PubCo Fund (as defined in the Investor Rights Agreement) or (iii) any Subsidiary of Opal Employee Carry or Blue Opal Carry Sub (or, in each case, any successors thereto) to any Person (other than, directly or indirectly, to a Key Professional or his Affiliates or (solely in the case of the immediately following clauses (a) and (c)) any employee, manager or officer of the Buyer or any of its Subsidiaries or his or her Affiliates) (a) as a rebate or incentive to a third party investor that is not a Related Party (as defined in the Investor Rights Agreement) making a capital commitment in any fund, business development company or account sponsored or managed by the Buyer or any of its Subsidiaries, including a seed or foundation investor, (b) to new hires or reassigned employees who are primarily dedicated to a new business line not previously engaged in by PubCo or its Subsidiaries (and, with respect to any reassigned employees, for which a replacement hire is made for such Person’s former position within a reasonable period of time), or (c) to a third party that is not a Related Party in connection with a bona fide arm’s length joint venture or bona fide arm’s length arrangement with a third party service provider.

3.    Miscellaneous. The terms, conditions and provisions of the Business Combination Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Business Combination Agreement, nor constitute a waiver or amendment of any provision of the Business Combination Agreement. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Business Combination Agreement, as though the other provisions of this Amendment were set forth in the Business Combination Agreement. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ALTIMAR ACQUISITION CORPORATION

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer

[Signature Page to Second Amendment to the Business Combination Agreement]

NEUBERGER BERMAN GROUP LLC

By:	/s/ George Walker
Name: George Walker
Title: Chief Executive Officer

By:	/s/ William Arnold
Name: William Arnold
Title: Chief Financial Officer

[Signature Page to Second Amendment to the Business Combination Agreement]

OWL ROCK CAPITAL GROUP LLC

By: Owl Rock Capital Partners LP its Managing Member

By: Owl Rock Capital Partners (GP) LLC its General Partner

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: ChiefOperating Officer and Chief Financial Officer

OWL ROCK CAPITAL FEEDER LLC

By: Owl Rock Capital Partners LP its Managing Member

By: Owl Rock Capital Partners (GP) LLC its General Partner

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: ChiefOperating Officer and Chief Financial Officer

OWL ROCK CAPITAL PARTNERS LP

By: Owl Rock Capital Partners (GP) LLC its General Partner

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: ChiefOperating Officer and Chief Financial Officer

[Signature Page to Second Amendment to the Business Combination Agreement]

EXHIBIT A

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as Amended, this “Agreement”), dated as of [●], 2021 (the “Effective Date”), is made by and among (a) Blue Owl Capital Inc., a Delaware corporation, formerly Altimar Acquisition Corporation, a Cayman Island exempted company (“PubCo”); (b) each of the Persons listed on the signature pages attached to this Agreement under the heading “ORC Sellers” (each, an “ORC Seller,” and collectively, the “ORC Sellers”), including (i) Owl Rock Capital Feeder, LLC, a Delaware limited liability company (“ORC Feeder”), (ii) Owl Rock Capital Partners LP, a Delaware limited partnership (“ORCP”), in its capacity as the ORC Principal Representative under this Agreement, and (iii) each of Doug Ostrover, Marc Lipschultz, Craig Packer and Alan Kirshenbaum (each, an “ORC Principal,” and collectively the “ORC Principals”); (c) each of the Persons listed on the signature pages attached to this Agreement under the heading “Dyal Sellers” (each, a “Dyal Seller,” and collectively, the “Dyal Sellers”), including (i) Neuberger Berman Group LLC, a Delaware limited liability company (“NB”), (ii) Dyal Capital SLP LP, a Delaware limited partnership (“Dyal SLP”), in its capacity as a Dyal Seller and in its capacity as the initial Dyal Principal Representative (as further defined below) under this Agreement, and (iii) each of Michael Rees, Sean Ward and Andrew Laurino (each, a “Dyal Principal,” and collectively the “Dyal Principals”); (d) Altimar Sponsor LLC, a Delaware limited liability company (the “Sponsor”); and (e) each of Tom Wasserman, Vijay Sondhi, Roma Khanna, Rick Jelinek, Michael Vorhaus, Michael Rubenstein, Kevin Beebe, John Kim and Payne Brown (each, a “Sponsor Individual,” and collectively the “Sponsor Individuals,” and collectively with the Sponsor, each, a “Founder Holder,” and collectively, the “Founder Holders”). Each ORC Seller and each Dyal Seller may be referred to in this Agreement as a “Seller” and collectively as the “Sellers.” Each ORC Principal and each Dyal Principal may be referred to in this Agreement as a “Principal” and collectively as the “Principals.” Each of PubCo, the Sellers and the Founder Holders may be referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the BCA (as defined below).

RECITALS

WHEREAS, reference is made to the Business Combination Agreement, dated as of December 23, 2020, by and among PubCo, Owl Rock Capital Group LLC, a Delaware limited liability company (“ORC Group”), ORC Feeder, ORCP, and NB (as Amended, the “BCA”), in connection with the business combination (the “Business Combination”) set forth in the BCA;

WHEREAS, in accordance with the BCA, at the Closing, (a) the ORC Sellers collectively directly or indirectly (including by way of merger) contributed (i) the Opal Business to Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”) and to Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), and received in exchange for such contribution cash, certain Blue Owl Holdings Common Units, certain Blue Owl Carry Common Units and/or certain Common Shares, as applicable, and (b) the Dyal Sellers collectively directly or indirectly (including by way of merger) contributed the Diamond Business to Blue Owl Holdings and Blue Owl Carry and received in exchange for such contribution cash, certain Blue Owl Holdings Common Units, certain Blue Owl Carry Common Units and/or certain Common Shares, as applicable;

WHEREAS, the Seller Earnout Shares and Seller Earnout Units will be earned by Sellers upon the satisfaction of the conditions set forth in the BCA;

WHEREAS, upon the consummation of the Business Combination, PubCo, Blue Owl Capital GP LLC, a Delaware limited liability company and wholly owned subsidiary of PubCo (“Blue Owl GP”), the Sellers party thereto, and certain other parties thereto entered into, in each case dated as of the Effective Date, (x) the amended

[Exhibit A to Second Amendment to the Business Combination Agreement]

and restated limited partnership agreement of Blue Owl Holdings (as Amended, the “A&R Blue Owl Holdings LP Agreement”) and (y) the amended and restated limited partnership agreement of Blue Owl Carry (as Amended, the “A&R Blue Owl Carry LP Agreement”);

WHEREAS, holders of Blue Owl Holdings Common Units and Blue Owl Carry Common Units have the right to exchange a number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units and cancel an equal number of Class C Shares or Class D Shares, as applicable, for Class A Shares or Class B Shares, as applicable, in the manner set forth in, and pursuant to the terms and conditions of, the Exchange Agreement, by and among PubCo, the Sellers party thereto, Blue Owl Holdings and Blue Owl Carry, dated as of the Effective Date (as Amended, the “Exchange Agreement”);

WHEREAS, in accordance with the Certificate of Incorporation, each outstanding share of Class F Common Stock, par value of $0.0001 per share, automatically converted into Class A Common Stock upon consummation of the Business Combination.

WHEREAS, PubCo, the Sponsor and the Sponsor Individuals entered into that certain Registration Rights Agreement, dated as of October 22, 2020 (the “Original RRA”);

WHEREAS, in connection with the execution of this Agreement, PubCo, the Sponsor and the Sponsor Individuals desire to terminate the Original RRA and replace it with this Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“A&R Blue Owl Carry LP Agreement” has the meaning set forth in the Recitals.

“A&R Blue Owl Holdings LP Agreement” has the meaning set forth in the Recitals.

“Acceptance Notice” has the meaning given to such term in Section 2.3(f)(iii).

“Action” has the meaning given to such term in Section 5.12(a).

“Adverse Disclosure” means any public disclosure of material non-public information, which information PubCo has a bona fide business purpose (including confidentiality obligations) for not making such information public, and which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, and (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. Notwithstanding the foregoing, (i) no Party shall be deemed an Affiliate of PubCo or any of its Subsidiaries for purposes of this Agreement, and (ii) no private fund (or similar vehicle) or business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by any Party or any such Party’s Affiliates or any portfolio companies thereof shall be deemed to be an Affiliate of such Party (it being agreed that this Agreement shall not apply to, or be binding on, any Persons described in this clause (ii)).

“Agreement” has the meaning set forth in the Preamble.

“Allotment” means, as of any time of determination, the aggregate Economic Ownership Percentage of NB and its Permitted Transferees.

“Amended” with respect to any agreement, certificate or other instrument means amended, restated, supplemented, amended and restated, waived or otherwise modified from time to time, directly or indirectly (including, in the case of a certificate of incorporation, bylaws, limited liability company agreement or limited partnership agreement, by way of merger), in accordance with the terms of such agreement, certificate or other instrument. “Amend,” “Amending” and “Amendment” shall have correlative meanings.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Blue Owl Carry” has the meaning set forth in the Recitals.

“Blue Owl Carry Common Units” means Common Units (as defined in the A&R Blue Owl Carry LP Agreement) owned by one or more of the Sellers or any of their Permitted Transferees.

“Blue Owl Holdings” has the meaning set forth in the Recitals.

“Blue Owl Holdings Common Units” means Common Units (as defined in the A&R Blue Owl Holdings LP Agreement) owned by one or more of the Sellers or any of their Permitted Transferees.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Bylaws” means the Buyer Bylaws, as Amended.

“Cause” has the meaning given to such term in Section 2.1(f)(ii) and Section 2.1(f)(iii), as applicable.

“Certificate of Incorporation” means the Buyer Certificate of Incorporation, as Amended.

“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class A Shares” means shares of the Class A Common Stock.

“Class B Common Stock” means, the Class B common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class B common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class B common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class B common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class B Shares” means shares of the Class B Common Stock.

“Class C Common Stock” means, the Class C common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class C common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class C common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class C common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class C Shares” means shares of the Class C Common Stock.

“Class D Common Stock” means, the Class D common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class D common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class D common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class D common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class D Shares” means shares of the Class D Common Stock.

“Class E Common Stock” means, the Class E common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class E common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class E common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class E common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction. When used herein, Class E Common Stock consists of Series E-1 Common Stock and Series E-2 Common Stock.

“Class E Shares” means shares of the Class E Common Stock.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class E Common Stock.

“Confidential Information” has the meaning set forth in Section 2.5(d).

“Controlled Company Eligible” has the meaning set forth in Section 2.1(b).

“Demanding Holders” has the meaning set forth in Section 3.1(d)(i).

“Director” has the meaning set forth in Section 2.1(a).

“Dyal Director” has the meaning set forth in Section 2.1(a).

“Dyal Principal Representative” means Dyal SLP, or such other Person who is identified as the replacement Dyal Principal Representative by the Dyal Principals giving prior written notice to PubCo. Notwithstanding the foregoing, (x) no Person shall be eligible to be the Dyal Principal Representative if such Person has previously committed Cause and (y) if any Person then-serving as the Dyal Principal Representative commits Cause, such Person shall be automatically removed as the Dyal Principal Representative subject to replacement by the Dyal Principals by written notice to PubCo.

“Dyal Principals” has the meaning set forth in the Preamble.

“Dyal Sellers” has the meaning set forth in the Preamble.

“Dyal SLP” has the meaning set forth in the Preamble.

“Dyal SLP Aggregator” means one or more of the entities by which Registrable Securities (as defined below) are held on behalf of the limited partners of Dyal SLP, including Dyal SLP.

“Dyal SLP Aggregator Subject Members” means the holders of equity interests of any Dyal SLP Aggregator to whom such Dyal SLP Aggregator distributes any Equity Securities of PubCo, and their Permitted Transferees.

“EBITDA” means with respect to any Person, net income of such Person plus to the extent reducing such net income, interest expense, income taxes, depreciation expense and amortization expense, as adjusted for extraordinary or non-recurring items, in each case determined on a consolidated basis. The relevant component parts of EBITDA of PubCo shall be determined from PubCo’s financial statement.

“Economic Ownership Percentage” means, as of any time of determination with respect to any Person, the percentage that the aggregate number of Economic Shares Beneficially Owned by such Person as of such time bears to the fully-diluted aggregate number of Economic Shares then issued and outstanding (assuming for this purpose that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated). For the avoidance of doubt, the Economic Ownership Percentage shall be calculated without regard to any outstanding Seller Earnout Units unless and until such units are earned in accordance with the terms of the BCA, the A&R Blue Owl Holdings LP Agreement and the A&R Blue Owl Carry LP Agreement.

“Economic Shares” means the Class A Shares and the Class B Shares.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. When used in this Agreement with respect to PubCo, “Equity Securities” shall include the Common Stock, any Preferred Stock, Blue Owl Holdings Common Units and Blue Owl Carry Common Units.

“Exchange” has the meaning given to such term in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Excluded Matters” has the meaning set forth in Section 2.4(a).

“Excluded Securities” means any Equity Securities issued by PubCo or any of its Subsidiaries: (a) as a result of any stock split or stock dividend of such Equity Securities; (b) by reason of a dividend or distribution on any Equity Securities; (c) upon the exercise, exchange or conversion of any securities (including options and warrants) exchangeable for (including pursuant to an Exchange) or convertible into any Equity Securities; (d) pursuant to a bona fide underwritten public offering for cash; (e) without limiting Section 2.3(a)(ii), in accordance with any employee equity incentive plan or, without limiting Section 2.3(b), constituting carried interest in or capital commitments to any private fund (or similar vehicle) sponsored by PubCo or any of its Subsidiaries; (f) to a third party that is not a Related Party (or, to the extent the portion issuable to Related Parties in connection with any such issuance because of a bona fide economic participation by such Related Party prior to such acquisition does not exceed 10%, to Related Parties and such Related Parties do not control such third party) as consideration in connection with an arm’s length acquisition of assets or Equity Securities; (g) to banks or other financial institutions that are not Related Parties in connection with any arm’s length debt financing transaction; (h) that are Specified Equity; (i) in the case of Equity Securities of a wholly owned Subsidiary of PubCo, to PubCo or another wholly owned Subsidiary of PubCo; (j) Class C Common Stock or Class D Common Stock issued to a holder of Seller Earnout Units upon the occurrence of a Triggering Event with respect thereto; or (k) restricted units for Class A Shares, and Class A Shares issued in respect thereof, issued in settlement of Opal Special Liabilities.

“Executive Committee” has the meaning set forth in Section 2.4(a).

“Exercise Period” has the meaning set forth in Section 2.3(f)(iii).

“Family Member,” with respect to any Person who is an individual, means;

(a) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”);

(b) any trust, family partnership or estate- or tax-planning vehicle the sole economic beneficiaries of which are such Person or such Person’s relatives;

(c) the trustee, fiduciary, executor or personal representative of such Person with respect to any entity described in the immediately preceding clause (b); or

(d) any limited partnership, limited liability company, corporation or other entity the governing instruments of which provide that such Person (or such Person’s relatives or executor) shall have the power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 3.1(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 3.1(a)(i).

“Founder Holder” has the meaning set forth in the Preamble.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 5.1.

“Holder Indemnitees” has the meaning set forth in Section 5.12(a).

“Holder Information” has the meaning set forth in Section 3.10(b).

“Indemnified Liabilities” has the meaning set forth in Section 5.12(a).

“Independent Director” has the meaning set forth in Section 2.1(a).

“Issuance Notice” has the meaning set forth in Section 2.3(f)(ii).

“Key Individuals” means Doug Ostrover, Marc Lipschultz and Michael Rees.

“Lock-Up Period” means:

(a) with respect to any Lock-Up Shares held by any Qualified Stockholder:

(i) with respect to any Lock-Up Shares of such Qualified Stockholder that are not Class E Shares, the period commencing on the Effective Date and continuing until the date that is 24 months following the Effective Date; and

(ii) with respect to any Class E Shares of such Qualified Stockholder, the period commencing on the Effective Date and continuing until the later of (A) the occurrence of a Triggering Event for such Class E Shares (at which time such Class E Shares shall automatically be converted into Class A Shares in accordance with the Certificate of Incorporation) and (B) the date that is 24 months following the Effective Date;

(b) with respect to any Lock-Up Shares held by the Founder Holders and any of their respective Permitted Transferees, the period commencing on the Effective Date and continuing until the date that is 12 months following the Effective Date; and

(c) with respect to any Lock-Up Shares held by any Party other than those described in clause (a) or clause (b) above (including, for the avoidance of doubt, NB and its Permitted Transferees):

(i) with respect to any Lock-Up Shares that are not Class E Shares, the period commencing on the Effective Date and continuing until the date that is 6 months following the Effective Date; and

(ii) with respect to any Class E Shares, the period commencing on the Effective Date and continuing until the later of (A) the occurrence of a Triggering Event for such Class E Shares (at which time such Class E Shares shall automatically be converted into Class A Shares in accordance with the Certificate of Incorporation) and (B) the date that is 6 months following the Effective Date.

Notwithstanding the foregoing, it is acknowledged and agreed that 40% of ORC Feeder is owned by fund entities of the Dyal Capital Partners IV vintage (“Dyal IV”) and it is intended that its indirect ownership interest in the Equity Securities of PubCo is, relative to the restrictions on Transfer hereunder, to be treated in the same manner as the other Lock-Up Shares referenced in this clause (c) and the Lock-Up Period applicable to 40% of the Lock-Up Shares held by ORC Feeder that are attributable to Dyal IV shall be the period described in this clause (c) and no transfer of such Lock-Up Shares in compliance with this clause (c) shall be deemed a violation hereof.

“Lock-Up Shares” means (a) any Common Shares and (b) any other Equity Securities in PubCo held by the Holders, directly or indirectly, as of the Effective Date (or, for the avoidance of doubt, upon the Exchange).

“Major Holder” means, as of any time of determination, any Holder that either (a) has an Economic Ownership Percentage of five percent or more or (b) has a Voting Power Percentage of five percent or more.

“Maximum Number of Securities” has the meaning set forth in Section 3.1(e)(i).

“Minimum Takedown Threshold” has the meaning set forth in Section 3.1(d)(iv).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NB” has the meaning set forth in the recitals.

“NB Aggregator” means one or more entities by which NB holds Registrable Securities on behalf of its partners.

“NB Aggregator Subject Members” means the holders of equity interests of any NB Aggregator to whom such NB Aggregator distributes any Equity Securities of PubCo and their Permitted Transferees.

“NB Director” has the meaning set forth in Section 2.1(a).

“NB First Ownership Threshold” has the meaning set forth in Section 2.1(c).

“NB Retained Percentage” means, as of any time of determination, the percentage that (a) the aggregate number of Class A Shares Beneficially Owned by NB and its Permitted Transferees as of such time (assuming for this purpose that, immediately prior to such determination, an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated) bears to (b) the aggregate number of Class A Shares Beneficially Owned by NB and its Permitted Transferees as of immediately following the Closing (assuming for this purpose that, prior to the determination under this clause (b), in connection with the Closing an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated). For the avoidance of doubt, the NB Retained Percentage shall be calculated without regard to any outstanding Seller Earnout Units unless and until such units are earned in accordance with the terms of the BCA, the A&R Blue Owl Holdings LP Agreement and the A&R Blue Owl Carry LP Agreement, upon which time such units shall be deemed to have been outstanding as of immediately following the Closing.

“NB Second Ownership Threshold” has the meaning set forth in Section 2.3(b).

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Shares, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Non-Reserved Carry” means up to 85% of the carried interest or fees in lieu thereof of any fund established or advised by Blue Owl Holdings or Blue Owl Carry.

“Operating Budget” has the meaning set forth in Section 2.4(c)(iv).

“ORC Director” has the meaning set forth in Section 2.1(a).

“ORC Feeder” has the meaning set forth in the Preamble.

“ORC Group” has the meaning set forth in the Recitals.

“ORC Principal Representative” means ORCP, or such other Person who is identified as the replacement ORC Principal Representative by the ORC Principals by prior written notice to PubCo. Notwithstanding the foregoing, (x) no Person shall be eligible to be the ORC Principal Representative if such Person has previously committed Cause and (y) if any Person then-serving as the ORC Principal Representative commits Cause, such Person shall be automatically removed as the ORC Principal Representative subject to replacement by the ORC Principals by written notice to PubCo.

“ORC Principals” has the meaning set forth in the Preamble.

“ORC Sellers” has the meaning set forth in the Preamble.

“ORCP” has the meaning set forth in the Preamble.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original RRA” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Permitted Transfer” means any Transfer that is (a) a transfer of any Common Shares made to a Permitted Transferee of the transferor upon prior written notice to (1) PubCo and (2) (x) if the transferor is an ORC Seller, the Dyal Principal Representative, NB and the Sponsor, (y) if the transferor is a Dyal Seller, the ORC Principal Representative, NB and the Sponsor, or (z) if the transferor is the Sponsor, the ORC Principal Representative, the Dyal Principal Representative and NB, (b) a transfer of shares of Common Shares to the Corporation in accordance with Section 5.1(b) of the Certificate of Incorporation, (c) a transfer of Class E Shares to the Corporation in accordance with Section 4.3(i) of the Certificate of Incorporation (d) pursuant to a Registration Statement in accordance with Article III hereof, but only after expiration of the applicable Lock-Up Period or (e) made pursuant to any liquidation, merger, stock exchange or other similar transaction subsequent to the Business Combination which results in all of PubCo’s stockholders exchanging or having the right to exchange their Common Shares for cash, securities or other property.

“Permitted Transferee” means (a) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (A) by virtue of laws of descent and distribution upon death of such individual or (B) in accordance with a qualified domestic relations order, and (b) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (a) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder. Notwithstanding anything to the contrary herein, (x) Permitted Transferees of NB or any NB Aggregator shall be deemed to include NB Aggregator Subject Members and their Permitted Transferees, and (y) Permitted Transferees of Dyal SLP and Dyal SLP Aggregator shall be deemed to include Dyal SLP Aggregator Subject Members and their Permitted Transferees.

“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 3.2(a)(i).

“Preemptive Securities” means any Equity Securities issued by PubCo or any of its Subsidiaries that are not Excluded Securities.

“Preferred Shares” means any shares of Preferred Stock.

“Preferred Stock” means any series of Preferred Stock of PubCo designated in accordance with Section 4.2(a) of the Certificate of Incorporation.

“Principals” has the meaning set forth in the Preamble.

“Promote Distributions” means any direct or indirect distributions, payments, allocations or accruals in respect of any carried interest, incentive fees, promoted interest, performance fee or similar rights of participation or profit-sharing (net of any applicable expenses, deductions or withholdings borne pro rata by all recipients of such Promote Distributions, as determined by PubCo and its applicable subsidiaries) with respect to the earnings, increases in net asset value, profits or gains generated in respect of (i) any PubCo Funds or their respective Subsidiaries or (ii) to the extent not constituting management, advisory, closing fees, investment banking fees, placement fees, commitment fees, breakup fees, litigation proceeds from transactions not consummated, monitoring fees, consulting fees, directors’ fees or similar fees to any of the foregoing or proceeds in respect of capital invested by and on behalf of Persons other than PubCo or its Subsidiaries, any other existing and future advisory clients of PubCo and its Subsidiaries, whether private credit strategies, technology strategy and business development companies and excluding, for these purposes, performance-based fees on business development companies (i.e., Part I/A).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all exhibits to and materials incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“PubCo Funds” means any investment fund, limited partnership, limited liability company, corporation or other similar collective vehicle, separately managed account, fund-of-one, co-investment vehicle, acquisition vehicle (including special purpose acquisition vehicles) or similar contractual arrangement, whether in existence as of the date hereof or hereafter, in each case for which PubCo or any of its Subsidiaries, acts, directly or indirectly, as general partner, manager, managing member, or in a similar capacity.

“Qualified Stockholder” has the meaning given to such term in the Certificate of Incorporation.

“Qualified Transferee” has the meaning given to such term in the Certificate of Incorporation.

“Registrable Securities” means at any time (a) any Economic Shares (including Economic Shares issuable upon an Exchange in accordance with the Exchange Agreement), (b) any Warrants or any Economic Shares issued or issuable upon the exercise thereof, and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Effective Date. Notwithstanding the foregoing, any Equity Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or (D) (i) for purposes of Article III of this Agreement, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent of the Economic Shares that are outstanding at such time and (ii) such Economic Shares are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to be provided by counsel to PubCo to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such

Economic Shares) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo except with respect to any control determined to be established under this Agreement), as reasonably determined by PubCo, upon the advice of counsel to PubCo. For purposes hereof, other than with respect to options and other equity compensation awards, a Person shall be deemed a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exchange or otherwise), whether or not such acquisition has actually been effected and whether or not presently exercisable. For the avoidance of doubt, holders of Blue Owl Holdings Common Units and Blue Owl Carry Common Units shall be deemed holders of Registrable Securities.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement being declared effective by the SEC.

“Registration Expenses” means the following expenses of a Registration pursuant to the terms of this Agreement (without duplication): (a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA); (b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (c) all printing, messenger, telephone and delivery expenses; (d) all fees and disbursements of counsel for PubCo; (e) all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance; (f) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by the majority of the Voting Power Percentages of the Holders participating in such Registration, and one (1) legal counsel selected by NB to the extent participating in such Registration; (g) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Special Holders); and (h) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Related Party” means PubCo or any of its Subsidiaries, any Principal, any Major Holder or any Affiliate or Permitted Transferee of the foregoing.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” means any Special Holder requesting piggyback rights pursuant to Section 3.2 with respect to an Underwritten Shelf Takedown.

“Restricted Transfer” means any Transfer other than a Permitted Transfer.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Sellers” has the meaning set forth in the Preamble.

“Shelf” has the meaning set forth in Section 3.1(a)(i).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Special Executive Committee Approval” has the meaning set forth in Section 2.4(c).

“Special Holder” means each of NB (acting on behalf of itself or on behalf of any NB Aggregator and any NB Aggregator Subject Members), the ORC Principals, the Dyal Principals, Dyal SLP and any other Dyal SLP Aggregator (acting on behalf of itself or on behalf of any Dyal Aggregator Subject Members).

“Special Majority Board Approval” has the meaning set forth in Section 2.2.

“Specified Equity” means any Equity Securities or contractual rights (including revenue and profit shares or participations) granted or issued by (i) any Subsidiary of PubCo, (ii) any PubCo Fund or (iii) any Subsidiary of Opal Employee Carry or Blue Opal Carry Sub (or, in each case, any successors thereto) to or for the benefit of any Person (other than, directly or indirectly, to a Key Individual or his Affiliates or (solely in the case of the immediately following clauses (a) and (c)) any employee, manager or officer of PubCo or any of its Subsidiaries or his or her Affiliates) (a) as a rebate or incentive to a third party investor that is not a Related Party making a capital commitment in any fund, business development company or account sponsored or managed by PubCo or any of its Subsidiaries, including a seed or foundation investor, (b) to new hires or reassigned employees who are primarily dedicated to a new business line not previously engaged in by PubCo or its Subsidiaries (and, with respect to any reassigned employees, for which a replacement hire is made for such Person’s former position within a reasonable period of time) (it being agreed that for the purposes of this clause (b), Specified Equity may not include Equity Securities or contractual rights issued or granted by Blue Owl Holdings or Blue Owl Carry, and shall be limited to Equity Securities or contractual rights issued or granted by the Subsidiary or Subsidiaries of Blue Owl Holdings or Blue Owl Carry engaging in the applicable new business line), or (c) to a third party that is not a Related Party in connection with a bona fide arm’s length joint venture or bona fide arm’s length arrangement with a third party service provider.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Individual” has the meaning set forth in the Preamble.

“Subject Investment” has the meaning set forth in Section 2.3(a)(v).

“Subject Issuance” has the meaning set forth in Section 2.3(f)(ii).

“Subject Target” has the meaning set forth in Section 2.3(e).

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 3.1(b)(i).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) Beneficially Owns, either directly or indirectly, at least 50% of (i) the total combined economic equity interests of such entity or (ii) the total combined voting power of all classes of voting securities of such entity (including by such Person’s direct or indirect control of the general partner, manager, managing member or similar governing body of such entity, as applicable); or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors, board of managers or similar governing body of such entity, or otherwise control such entity. Notwithstanding the foregoing, for purposes of this Agreement, “Subsidiary” shall not include any private fund (or similar vehicle) or a business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by such first Person or any portfolio companies thereof. The Parties acknowledge and agree that, as of the Closing, Blue Owl Holdings, Blue Owl Carry and their respective Subsidiaries are Subsidiaries of PubCo.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. A Transfer shall be deemed to include any indirect voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition that is effectuated for the purpose of circumventing the restrictions on Transfer set forth in Article IV. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Triggering Event” has the meaning given to such term in the Certificate of Incorporation.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(d)(i).

“Vote Required Securities” means any Preemptive Securities that would require a vote of all or any of the holders of Common Shares or Preferred Shares in order to be issued by PubCo or any Subsidiary.

“Voting Power Percentage” means, as of any time of determination with respect to any Person, the percentage that the voting power of the Equity Securities of PubCo Beneficially Owned by such Person bears as of such time to the voting power of all of the fully-diluted issued and outstanding Equity Securities of PubCo as of such time. Notwithstanding the foregoing, the “Voting Power Percentage” of any Person with respect to any specific matter to be approved by the owners of Equity Securities of PubCo shall be determined solely in reference to the Equity Securities entitled to vote on the matter in question.

“Warrants” means the “Existing Buyer Public Warrants” as defined in the BCA.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 3.1(f).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;

(b) references in this Agreement to any Law shall be deemed also to refer to such Law as Amended and all rules and regulations promulgated thereunder;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be immediately followed by the words “without limitation;”

(d) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(e) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(f) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction; and

(g) the phrase “to the extent” shall be construed to mean “the degree by which.”

ARTICLE II

GOVERNANCE

Section 2.1 Board of Directors.1

(a) Initial Composition of the Board. PubCo shall, and each of the Sellers and the Sponsor (severally, and not jointly) agrees with PubCo that he, she or it shall, take all Necessary Action to cause the Board to be comprised at Closing of nine directors (each, a “Director”), (v) three of whom have been nominated by the ORC Principal Representative (each, an “ORC Director”), initially Doug Ostrover, Marc Lipschultz and [________], (w) two of whom have been nominated by the Dyal Principal Representative (each, a “Dyal Director”), initially Michael Rees and Sean Ward, (x) one of whom has been nominated by NB, initially [________] (the “NB Director”), and (y) three of whom meet the independence requirements of the New York Stock Exchange and have initially been nominated by majority vote of the Key Individuals (each, an “Independent Director”), initially [________], [________], and [________]; such foregoing Directors to be divided into three classes of Directors, with each class serving for staggered three year-terms as follows:

(i) the “Class I Directors” shall include: one ORC Director (initially [________]), one Dyal Director (initially [________]) and one Independent Director (initially [________]);

(ii) the “Class II Directors” shall include: one ORC Director (initially [________]), one Dyal Director (initially [________]) and one Independent Director (initially [________]); and

(iii) the “Class III Directors” shall include: one ORC Director (initially [________]), one NB Director (initially [________]) and one Independent Director (initially [________]).

The initial term of the Class I Directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which Directors are elected. The initial term of the Class II Directors shall expire immediately following PubCo’s 2023 annual meeting of stockholders at which Directors are elected. The initial term of the Class III Directors shall expire immediately following PubCo’s 2024 annual meeting of stockholders at which Directors are elected.

After the Closing, the total number of Directors and rights to designate individuals for nomination shall be determined in accordance with the Organizational Documents and this Agreement.

(b) Composition of the Board.

(i) For so long as (A) the Principals and their Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act), have a Voting Power Percentage in respect of the Equity Securities of PubCo entitled to vote in the election of Directors of greater than 50% and (B) PubCo qualifies as a controlled company under applicable rules of the securities exchange on which PubCo’s Equity Securities are listed (clause (A) together with clause (B), “Controlled Company Eligible”), subject to Section 2.1(b)(ii), PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected, (x) at any annual meeting following which the term of the Class I Directors is expiring, not less than one

[1]

Note to Draft: Open ORC Director position and matter regarding where ORC Directors are on the slate to be determined by Lipschultz and Ostrover. NB Director to be identified by NB, Independent Director to be identified, and slate designation determined by, majority of the Key Individuals.

individual designated by the ORC Representative and not less than one individual designated by the Dyal Representative, (y) at any annual meeting following which the term of the Class II Directors is expiring, not less than one individual designated by the ORC Representative and not less than one individual designated by the Dyal Representative, and (z) at any annual meeting following which the term of the Class III Directors is expiring, not less than one individual designated by the ORC Representative.

(ii) If, for any reason, the ORC Principal Representative is not entitled to designate such number of Directors as determined in accordance with Section 2.1(b), the Dyal Principal Representative is not entitled to designate such number of Directors as determined in accordance with Section 2.1(b), or PubCo is not entitled to nominate such number of Directors so designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable, in each case without violating the applicable rules of the securities exchange on which PubCo’s Equity Securities are listed, the number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative shall be determined as follows:

(A) For as long as PubCo remains Controlled Company Eligible, the total number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative (taken together) and nominated by PubCo shall be the maximum number as may be so designated and nominated by PubCo without causing such violation. To the extent that the total number of Directors determined in accordance with the prior sentence is less than five, (x) such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the voting power of the Equity Securities of PubCo entitled to vote in the election of Directors Beneficially Owned by the ORC Principals (and their Permitted Transferees) and the Dyal Principals (and their Permitted Transferees), respectively, with any ties or rounding being determined in favor of the ORC Principal Representative, (y) the ORC Principal Representative and the Dyal Representatives shall take all Necessary Action to cause the appropriate number of ORC Directors or Dyal Directors, as applicable in order to apportion the total number and respective numbers between the ORC Principal Representative and the Dyal Principal Representative determined in accordance with the preceding sentence, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director), and (z) the ORC Principal Representative and the Dyal Principal Representative shall designate such individuals for nomination to serve as Directors (and PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at the next annual meeting of stockholders) as may be necessary to comply with the foregoing clause (x).

(B) From and after such time as PubCo is no longer Controlled Company Eligible, the total number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative (taken together) and nominated by PubCo shall be a number of individuals that, if elected, will result in the such designated Directors representing as nearly as possible (with the number of designated Directors under this Section 2.1(b)(ii)(B) being rounded up to the nearest whole number) the same proportion of the total members of the Board as the Voting Power Percentage of the Principals and their Permitted Transferees with respect to the election of Directors. If this applies, such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the relative Voting Power Percentages, with any ties or rounding being determined in favor of the ORC Principal Representative, (x) such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the voting power of the Equity Securities of PubCo entitled to vote in the election of Directors Beneficially Owned by the ORC Principals (and their Permitted Transferees) and the Dyal Principals (and their Permitted Transferees), respectively, with any ties or rounding being determined in favor of the ORC Principal Representative, (y) the ORC Principal Representative and the Dyal Representatives shall take all Necessary Action to cause the appropriate number of ORC Directors or Dyal Directors, as applicable in order to apportion the total number and respective numbers between the ORC Principal Representative and the Dyal Principal Representative determined in accordance with the preceding sentence, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director), and (z) the ORC Principal Representative and the Dyal Principal Representative shall designate such individuals for nomination to serve as Directors (and PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at the next annual meeting of stockholders) as may be necessary to comply with the foregoing clause (x).

(c) NB Representation. Until the earlier of (i) two (2) years following the first date upon which the NB First Ownership Threshold is no longer satisfied and (ii) the first date upon which the NB Second Ownership Threshold is no longer satisfied, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Class III Directors are to be elected one individual designated by NB. Each of the Dyal Principals and the ORC Principals agrees severally, and not jointly, solely with PubCo, that he shall and shall cause his Permitted Transferees to take all Necessary Action, including casting all votes to which such stockholder is entitled in respect of its shares of Common Stock or otherwise, whether at any annual or special meeting, by written consent or otherwise, so as to ensure that such individual designated by NB is elected to the Board as promptly as practicable. At any time during which NB is entitled to designate an individual for nomination to the Board in accordance with this Section 2.1(c), by written notice to PubCo, in lieu of such Board designee, NB may elect to appoint a non-voting observer to the Board, in which case the Parties will use commercially reasonable efforts to enter into an amendment to this Agreement or separate agreement setting forth the rights and obligations of NB and PubCo in respect of such observer, which shall be on customary terms and conditions (and shall include the right of such observer to receive non-privileged information regarding PubCo and its Affiliates, subject to confidentiality and non-use obligations, that would otherwise be available to a Board designee of NB pursuant to the terms of this Agreement). For purposes of this Agreement, the “NB First Ownership Threshold” will be satisfied if, as of any time of determination, both (x) the Allotment is 10% or more and (y) the NB Retained Percentage is at least 50%.

(d) Key Individual Nominees. For so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected such number of nominees selected by a majority vote of the Key Individuals to fill seats then open for election after giving effect to the nomination rights of the other parties hereto such that after giving effect thereto there are then serving on the Board three (or such greater number of) individuals designated by majority vote of the Key Individuals, each of which such individuals must meet the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed.

(e) Decrease in Directors. Upon any decrease in the number of Directors that the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, is entitled to designate for nomination to the Board under Section 2.1(b) or Section 2.1(c), as applicable, the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, shall take all Necessary Action to cause the appropriate number of ORC Directors, Dyal Directors or the NB Director, as applicable, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director). Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion, recommend for nomination any Director that has tendered his or her resignation in accordance with this Section 2.1(e).

(f) Removal; Vacancies.

(i) Each of the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, shall have the exclusive right to (a) subject to Section 2.1(f)(ii) and Section 2.1(f)(iii), request the removal of their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (b) subject to Section 2.1(e), designate Directors for election to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to cause any such vacancies created pursuant to clause (a) or (b) above to be filled by replacement Directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or any committee on which such nominee served).

(ii) Notwithstanding Section 2.1(f)(i), any Director may be removed from the Board (and PubCo shall take all Necessary Action to cause the removal of any such Director) for Cause by majority vote of the other Directors. With respect to removal of a Director, “Cause” means (1) such Person’s indictment, pleading of nolo contendere or conviction by a final, non-appealable court order of a felony or a crime involving embezzlement or conversion of property, (2) such Person’s habitual drunkenness or substance abuse which materially interferes with such Person’s ability to discharge his or her duties, responsibilities and obligations under any agreement between such Person and PubCo or any of its Subsidiaries, (3) the material breach by such Person of any agreement between such Person and PubCo or any of its Subsidiaries or any written policy of PubCo and its Subsidiaries applicable to its Directors or senior employees that results in material harm to PubCo and its Subsidiaries or (4) commission of fraud, embezzlement or misappropriation of funds against PubCo or any of its Subsidiaries. In the case of clauses (2) and (3) above, in order for “Cause” to apply, the applicable Director must be given written notice from the Board of the matter giving rise to “Cause” and fail to cure such matter (to the extent capable of cure) within 30 days following such written notice.

(iii) In the context of termination of membership on the Executive Committee or employment with PubCo and its Subsidiaries, “Cause” means (A) with respect to any Key Individual, as required by a final, non-appealable court order or the conviction of (or plea of no contest to) any felony by such Key Individual and (B) with respect to any Principal that is not a Key Individual following a determination by the Executive Committee in accordance with Section 2.4 that such Principal’s conduct reaches the level of “Cause” in any employment agreement or restrictive covenant agreement between such Principal and PubCo or any of its Subsidiaries, or if no such agreement exists, (1) such Person’s indictment, pleading of nolo contendere or conviction by a final, non-appealable court order of a felony or a crime involving embezzlement or conversion of property, (2) such Person’s habitual drunkenness or substance abuse which materially interferes with such Person’s ability to discharge his or her duties, responsibilities and obligations under any agreement between such Person and PubCo or any of its Subsidiaries, (3) the material breach by such Person of any agreement between such Person and PubCo or any of its Subsidiaries or any written policy of PubCo and its Subsidiaries applicable to its senior employees that results in material harm to PubCo and its Subsidiaries or (4) commission of fraud, embezzlement or misappropriation of funds against PubCo or any of its Subsidiaries. In the case of clauses (2) and (3) above, in order for “Cause” to apply, the applicable Principal must be given written notice from the Board of the matter giving rise to “Cause” and fail to cure such matter (to the extent capable of cure) within 30 days following such written notice.

(iv) Notwithstanding anything to the contrary contained in this Section 2.1(f), no Party shall have the right to designate a replacement Director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of Directors nominated or designated by such Party in excess of the number of Directors that such Party is then entitled to nominate for membership on the Board pursuant to this Agreement.

(v) Vacancies created by an increase in the size of the Board, any nominations or appointments for any such vacancy, and any nomination rights with respect to a vacancy for which there is no replacement designation rights shall, in each case, be determined in accordance with the Organizational Documents.

(g) Committees. In accordance with PubCo’s Organizational Documents and in addition to the Executive Committee, (i) the Board shall establish and maintain a committee of the Board for Audit, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange rules, and subject to requisite independence requirements applicable to such committee (determined giving effect Section 2.1(i)), (i) for so long as PubCo is Controlled Company Eligible, (A) the ORC Principal Representative and the Dyal Principal Representative, collectively, shall have the right, and PubCo shall take all Necessary Action, to have a majority of the members of each such committee consist of Directors designated by the ORC Principal Representative and the Dyal Principal Representative and (B) each of the ORC Principal Representative and the Dyal Principal Representative shall have the right, and PubCo shall take all Necessary Action, to have at least one member of each such committee be a Director designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable, and (ii) at any time when PubCo is not Controlled Company Eligible, each of the ORC Principal Representative and the Dyal Principal Representative shall have the right, and PubCo shall take all Necessary Action, to have at least one member of each such committee be a Director designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable (to the extent the foregoing have the right as of any time of determination to designate any Directors).

(h) Independent Directors. PubCo has determined that the initial slate of Directors referenced in Section 2.1(a) includes the requisite number of individuals meeting the applicable independence requirements of the New York Stock Exchange, if any, but in any event no less than three (3) such individuals. From and after such initial slate is constituted, PubCo shall take all Necessary Action to ensure that the Board consists of the requisite number of Directors meeting the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed.

(i) Controlled Company Exception. At all times in which PubCo is Controlled Company Eligible, except to the extent otherwise agreed in writing by the Key Individuals, PubCo shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed and shall comply with all requirements under Law (including Item 407(a) of Regulation S-K) and all disclosure requirements to take such actions. Among other things, except to the extent otherwise agreed in writing by the Key Individuals, for so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent Directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent Directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee be composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed.

(j) Reimbursement of Expenses. PubCo shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses. In addition, the Independent Directors shall be eligible for customary compensation for their service as a Director and on any committees of the Board as established from time to time by the Compensation Committee of the Board.

(k) Indemnification. For so long as any ORC Director, any Dyal Director or any NB Director serves as a Director, (i) PubCo shall provide such Director with the same expense reimbursement, benefits,

indemnity, exculpation and other arrangements provided to the other Directors and (ii) PubCo shall not Amend or repeal any right to indemnification or exculpation covering or benefiting any such Director as and to the extent consistent with applicable Law, Article IX of the Certificate of Incorporation, Article V of the Bylaws and any indemnification agreements with Directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such Amendment permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(l) D&O Insurance. PubCo shall (i) purchase Directors’ and officers’ liability insurance in an amount and with terms and conditions determined by the Board to be reasonable and customary and (ii) for so long as any ORC Director, any Dyal Director or any NB Director serves as a Director, maintain such Directors’ and officers’ liability insurance coverage with respect to such Director (subject to the limitations of such coverage). Upon the removal or resignation of any ORC Director, any Dyal Director or any NB Director for any reason, PubCo shall take all actions reasonably necessary to continue to maintain such Directors’ and officers’ liability insurance coverage with respect to such Director for a period of not less than six years from any such event in respect of any act or omission of such Director occurring at or prior to such event.

Section 2.2 Certain Board Approvals. Without the approval of a majority of the Directors, including the approval of each of the Key Individuals then-serving as a Director (“Special Majority Board Approval”), PubCo agrees that it shall not, and shall cause each of its Subsidiaries not to:

(a) Amend the Organizational Documents;

(b) issue any Vote Required Securities or any other Equity Securities that would require the approval of the stockholders of PubCo under applicable rules of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed;

(c) create any new employee equity incentive plan or Amend any existing employee equity incentive plan, including by increasing the number of Equity Securities available for issuance under any such employee equity incentive plan (for the avoidance of doubt, this Section 2.2(c) shall not prohibit or otherwise limit PubCo or its applicable Subsidiary’s ability to issue Specified Equity or issue Non-Reserved Carry);

(d) making any dividends or other similar distributions in respect of Equity Securities in each case, other than (i) as solely between PubCo and a Subsidiary of PubCo or solely between Subsidiaries of PubCo, (ii) as required by or in accordance with (to the extent any dividend or other distribution is contemplated by) any definitive agreement to which PubCo or any of its Subsidiaries is party that was entered into prior to the date hereof, any arms’ length agreement with a third party that is not a Related Party or as approved by the Board (including tax distributions and other distributions in accordance with the A&R Blue Owl Holdings LP Agreement or the A&R Blue Owl Carry LP Agreement), (iii) in accordance with a dividend or distribution policy previously approved by the Board, or (iv) in the case of dividends or distributions from Blue Owl Holdings or Blue Owl Carry on a pro rata basis, or in the case of Subsidiaries of Blue Owl Holdings and Blue Owl Carry, to the extent Blue Owl Holdings or Blue Owl Carry (or a Subsidiary of either of them) receives no less than its pro rata share;

(e) repurchasing Equity Securities of PubCo, Blue Owl GP or (other than in connection with an Exchange) Blue Owl Holdings or Blue Owl Carry;

(f) effect any acquisition or investment in assets or Equity Securities for aggregate consideration representing more than 5% of the equity market capitalization of PubCo (assuming all Blue Owl Holdings Units and Blue Owl Carry Units were Exchanged), determined as of the execution of the definitive agreement with respect thereto;

(g) amend the Operating Budget for any calendar year once approved by the Executive Committee;

(h) incur or guarantee any indebtedness for borrowed money that would result at the time of incurrence or guarantee in the aggregate indebtedness for borrowed money of PubCo and its Subsidiaries on a consolidated basis exceeding four times the trailing 12-month EBITDA as of immediately preceding the calendar quarter-end for which financial statements have been finalized;

(i) effect any sale of assets of PubCo or any of its Subsidiaries (including Equity Securities in any such Subsidiary) with a value in excess of 5% of the equity market capitalization of PubCo (assuming all Blue Owl Holdings Units and Blue Owl Carry Units were Exchanged); or

(j) effect (a) any merger or consolidation of, or other business combination involving, PubCo or any of its Subsidiaries, as a result of which the Principals would no longer collectively control 50% or more of voting power of the Equity Securities of the surviving or consolidated Person or (b) any sale of all or substantially all of the assets of PubCo and its Subsidiaries (on a consolidated basis).

For the avoidance of doubt, the approval or non-approval of any matter by the Board or by a Special Majority Board Approval shall in no way supersede or otherwise affect the approval rights of NB under Section 2.3.

Section 2.3 Certain Matters Relating to NB.

(a) Until the first date upon which the NB First Ownership Threshold is no longer satisfied, without the prior written consent of NB, PubCo shall not, and shall cause each of its Subsidiaries not to:

(i) Amend the Organizational Documents, the agreement of limited partnership of Blue Owl Holdings or Blue Owl Carry, or organizational documents of any non-fund Subsidiary thereof, in a manner that would have a disproportionate and adverse impact on NB in its capacity as a holder of any Equity Securities in PubCo, Blue Owl Holdings or Blue Owl Carry relative to the other holders of Common Stock or partnership interests of Blue Owl Holdings or Blue Owl Carry (or such Equity Securities of such non-fund Subsidiary);

(ii) create any new employee equity incentive plan or Amend any existing employee equity incentive plan, including by increasing the number of Equity Securities available for issuance under any such employee equity incentive plan (for the avoidance of doubt, this Section 2.3(a)(ii) shall not prohibit or otherwise limit PubCo or its applicable Subsidiary’s ability to issue Specified Equity or issue Non-Reserved Carry);

(iii) make any dividends or other similar distributions in respect of Equity Securities in each case, other than (i) as solely between PubCo and a Subsidiary of PubCo or solely between Subsidiaries of PubCo, (ii) as required by or in accordance with (to the extent any dividend or other distribution is contemplated by) any definitive agreement to which PubCo or any of its Subsidiaries is party that was entered into prior to the date hereof, any arms’ length agreement with a third party that is not a Related Party or as approved by NB (including tax distributions and other distributions in accordance with the A&R Blue Owl Holdings LP Agreement or the A&R Blue Owl Carry LP Agreement), (iii) in accordance with a dividend or distribution policy previously approved by NB, or (iv) in the case of dividends or distributions from Blue Owl Holdings or Blue Owl Carry on a pro rata basis, or in the case of Subsidiaries of Blue Owl Holdings and Blue Owl Carry, to the extent Blue Owl Holdings or Blue Owl Carry (or a Subsidiary of either of them) receives no less than its pro rata share;

(iv) repurchase Equity Securities of PubCo, Blue Owl GP or (other than in connection with an Exchange) Blue Owl Holdings or Blue Owl Carry;

(v) subject to Section 2.3(e), effect any acquisition or investments in assets or Equity Securities for aggregate consideration in excess of the greater of (1) $2,000,000,000 and (2) 20% of the equity market capitalization of PubCo (assuming all Blue Owl Holdings Units and Blue Owl Carry Units were Exchanged) (a “Subject Investment”) determined as of the execution of a definitive agreement with respect to such Subject Investment;

(vi) Amend in any manner to make less restrictive the non-competition, non-interference or non-solicitation covenants contained in the employment and restrictive covenant agreement entered into with respect to any Key Individual (and, if any Key Individual no longer occupies a leadership role, any functional replacement who assumes the final decision-making responsibilities of such Key Individual) or waive any such obligations (other than, for the sake of clarity, trade approvals or similar waivers in respect of securities and loan transactions);

(vii) enter into or Amend (i) any material agreement or transaction between PubCo or any of its Subsidiaries, on the one hand, and any Principal or any of their respective Permitted Transferees, on the other hand, other than the exercise of any rights (without Amendment) contemplated by any definitive agreement to which PubCo or any of the Subsidiaries is party that was entered into after the Effective Date and previously approved by NB or set forth on Schedule 2.3(a)(vii), or (ii) any agreement that purports to bind NB or any of its Affiliates;

(viii) subject to Section 2.3(g), enter into any new business line (A) at any time, that would subject NB or any of its Affiliates to any of the regulatory requirements described on Schedule 2.3(a)(viii) that it is not otherwise subject to or (B) during the three years following the Closing, that would subject NB or any of its Affiliates to new regulatory requirements that NB and its Affiliates would not otherwise be subject to, except, in the case of clause (B), where such obligations (x) are not materially adverse to NB or any of its Affiliates (after giving effect to any reasonable structuring alternatives that PubCo and NB shall cooperate in good faith to attempt to develop), (y) do not require any public disclosure of confidential information of NB (with it being agreed that disclosure to a Governmental Entity that is not disclosed or disclosable to the public (including after request) shall not be considered public disclosure) and (z) do not require NB to increase its regulatory capital to an amount greater than or equal to 1.25 multiplied by its regulatory capital as of immediately prior to the Business Combination provided that, for the avoidance of doubt, any regulatory requirement that becomes applicable to an existing business after PubCo or any of the Subsidiaries has entered into such business line shall not be subject to this Section 2.3(a)(viii); or

(ix) during the three years following the Effective Date, effect (A) any merger or consolidation of, or other business combination or other transaction involving, PubCo or any of its Subsidiaries, as a result of which (1) the Principals would no longer collectively (I) control, directly or indirectly, 50% or more of voting power of the Equity Securities of the surviving or consolidated Person, or (II) hold, directly or indirectly, 50% of the number of Equity Securities (or as represented by the Equity Securities of the surviving entity into which such shares were converted pursuant to such merger or consolidation or other business combination) Beneficially Owned by the Principals as of immediately prior to such merger or consolidation or other business combination, (2) the stockholders of PubCo immediately prior to such merger, consolidation or other business combination or transaction (assuming for this purpose that immediately prior to such merger, consolidation or other business combination or transaction an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated) hold less than 50% of the Equity Securities of the surviving or consolidated Person or (3) NB would hold less than 50% of the number of Equity Securities (or as represented by the Equity Securities of the surviving entity into which such shares were converted pursuant to such merger or consolidation or other business combination) Beneficially Owned by NB as of immediately prior to such merger or consolidation or other business combination; or (B) any sale of all or substantially all of the assets of PubCo and its Subsidiaries (on a consolidated basis), in each case (x) at an aggregate price per Economic Share (assuming for this purpose that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Holdings Units and Blue Owl Carry Units was consummated) (including giving effect to distributions at or promptly after consummation thereof) below $13.50 per share, as equitably adjusted for stock splits, stock dividends, stock combinations and recapitalizations affecting the Economic Shares after the Effective Date, or (y) in which all holders of Equity Securities in PubCo (including, for the avoidance of doubt, Blue Owl Holdings Common Units and Blue Owl Carry Common Units) are not entitled to participate. Notwithstanding the foregoing, this

Section 2.3(a)(ix) shall not require the approval of NB to transfer or dispose of any Subsidiary unless required under clause (B) of this Section 2.3(a)(ix).

(b) Until the first date upon which the NB Second Ownership Threshold is no longer satisfied, without the prior written consent of NB, PubCo shall not and shall cause each of its Subsidiaries not to (i) pay cash compensation in any given calendar year to the Key Individuals (or, if any Key Individual no longer occupies a leadership role, any functional replacement who assumes the final decision-making responsibilities of such Key Individual with respect to overall budget and compensation decisions) in an aggregate amount exceeding four percent of management fee revenue (as determined in accordance with GAAP) of PubCo and its Subsidiaries (determined on a consolidated basis and including incentive fees and performance fees, in each case payable by any business development company) for such calendar year (as reasonably determined by PubCo’s Chief Financial Officer in good faith, based on the information available to such individual) (the “Compensation Cap”); provided that to the extent any Key Individual is receiving severance, garden leave or similar payments at any time prior to the tenth anniversary of the Closing while this provision is in effect (“Tail Payments”), (A) such Tail Payments shall, for the sake of clarity, be counted against the Compensation Cap and (B) the compensation payable to any functional replacement of a departed Key Individual, to the extent such functional replacement was an employee of PubCo or its Subsidiaries prior to commencing such new role, shall only be counted against the Compensation Cap to the extent such compensation exceeds the cash compensation paid by PubCo or its Subsidiaries to such functional replacement in the twelve (12)-month period prior to becoming such functional replacement or (ii) permit Blue Owl Carry’s direct or indirect aggregate share of carried interest in any private equity style fund sponsored by PubCo or any of its Subsidiaries, net of deduction for any rebates or carry participation awarded to bona fide third party investors in any such fund, being less than 15% of the total carried interest in such fund (e.g. if one or more third parties are granted an aggregate of 10% of such carried interest, PubCo’s share of the total carried interest will be not less than 15% of the remaining 90%). For purposes of this Agreement, the “NB Second Ownership Threshold” will be satisfied if, as of any time of determination, both (x) the Allotment is five percent or more and (y) the NB Retained Percentage is at least 25%.

(c) Until the first date upon which the NB Second Ownership Threshold is no longer satisfied, in the event that PubCo or any of its Subsidiaries effects an acquisition of another business (whether directly or through an investment in assets or Equity Securities), that would reasonably be expected to have increased management fee revenue (as determined in accordance with Section 2.3(b)) of PubCo and its Subsidiaries by $1 billion or more if the amount earned by the acquired business had been earned by PubCo or any of its Subsidiaries during the trailing twelve (12)-month period, the management fee revenue resulting from such acquisition will only be included in management fee revenue for purposes of determining the Compensation Cap to the extent a determination is made by a majority of the Independent Directors as to what amount, if any, of such acquired management fee revenue should be included in determining the Compensation Cap.

(d) During the five years following the Effective Date, without the prior written consent of NB, PubCo shall not, and shall cause each of its Subsidiaries not to, issue any Equity Securities (or other equity-based awards) that are dilutive to PubCo and/or such Subsidiaries to any Key Individual under any employee equity incentive plan, other than as part of (and pursuant to the terms of) a broad-based compensation program generally applicable to employees of PubCo or its Subsidiaries; provided further that the proportion of equity-based awards granted to any Key Individual relative to such Key Individual’s total cash compensation in respect of the relevant year shall not exceed the lesser of (i) the proportion of equity relative to total cash compensation generally applicable to other participants in such broad-based program and (ii) 20% of such cash compensation (assuming the Compensation Cap was fully utilized by the Key Individuals).

(e) If, prior to the time that NB no longer has the right to consent to Subject Investments in accordance with Section 2.3(a) of this Agreement, PubCo or any of its Subsidiaries proposes in good faith to effect a Subject Investment from time to time, it shall inform the officer of NB that NB designates for this purpose from time to time in writing to PubCo of the identity of the target company or companies for such Subject

Investment (each, a “Subject Target”). Upon being informed of a Subject Target, NB will promptly implement and maintain appropriate walls, confidentiality protections and conflict procedures such that any NB personnel involved in evaluating such Subject Target for NB’s own account (if any) are unaware of the material terms or progress of PubCo’s (or its applicable Subsidiary’s) proposal with respect to such Subject Target. If NB has expressly withheld its consent in writing or has been deemed to withhold its consent by not providing its consent to any Subject Investment by PubCo or its Subsidiaries within seven days of written notice from PubCo describing the material terms and conditions (including valuation) of the Subject Investment, then NB shall not be, either directly or indirectly, permitted to pursue the applicable Subject Target (and shall not expend any material effort towards evaluating such Subject Target or negotiate in any respects a transaction involving such Subject Target) until the earlier of (x) the date that is nine months following PubCo’s written notice to NB regarding the identity of the Subject Target and (y) the date that PubCo determines (in its sole discretion) not to further proceed with the evaluation or negotiation of the applicable Subject Investment, other than as a result of NB not providing its consent thereof. Notwithstanding the foregoing, if NB consents to any such Subject Investment and any of the material terms of the Subject Investment change in any material respect from the terms of the Subject Investment that formed the basis for NB’s consent thereof in a manner adverse to PubCo (including a higher valuation of the Subject Target), PubCo shall promptly provide written notice to NB of such changed terms, and NB’s consent shall again be required pursuant to Section 2.3(a)(v) and the terms and procedures of this Section 2.3(e) shall apply to such changed terms (and, for the avoidance of doubt, in the event of any such revisions to the proposed terms, NB shall not be deemed to withhold or provide its consent unless and until PubCo provides notice of such revised terms and NB withholds or provides consent to such revised terms, in each case, in accordance with the foregoing procedures). PubCo will use its commercially reasonable efforts to promptly inform NB in writing of (i) any determination in accordance with clause (y) of this Section 2.3(e) and (ii) any revisions in any material respect (including valuation) to the proposed terms of the Subject Investment.

(f) Preemptive Right.

(i) Subject to the following sentence, PubCo (on its own behalf and on behalf of each of its Subsidiaries) grants to NB the right to purchase up to its Allotment of any Preemptive Securities that PubCo or any of its Subsidiaries may from time to time issue or sell to any Person in a primary issuance or sale. In the event PubCo or a Subsidiary offers or sells Preemptive Securities as a strip of multiple Equity Securities in combination with fixed proportions, the rights granted pursuant to this Section 2.3(f) shall be exercisable only as to the strip of all such Preemptive Securities, and not separately as to any component of such strip of Preemptive Securities.

(ii) PubCo shall give written notice (an “Issuance Notice”) to NB of any proposed issuance or sale of Preemptive Securities within five Business Days following any meeting of the Board or governing body of the applicable Subsidiary at which any such issuance or sale (a “Subject Issuance”) is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance or sale.

(iii) NB shall, for a period of 15 Business Days following the receipt of an Issuance Notice (the “Exercise Period”), have the right to elect to purchase up to its Allotment of the Preemptive Securities set forth in such Issuance Notice on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to PubCo (a “Acceptance Notice”). The delivery of an Acceptance Notice by NB shall be a binding and irrevocable offer by NB to purchase the Preemptive Securities described in the Acceptance Notice for cash, subject only to the closing of the Subject Issuance actually occurring. The failure of NB to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of NB’s rights under this Section 2.3(f) with respect to the purchase of such Preemptive Securities.

(iv) Following the expiration of the Exercise Period, PubCo or its applicable Subsidiary shall be free to complete the proposed issuance or sale of Preemptive Securities described in the applicable

Issuance Notice on terms not materially less favorable to PubCo or its applicable Subsidiary than those set forth in the Issuance Notice. Any such issuance or sale must be closed on or before a deadline (which may be the occurrence of an event or date certain) for closing such issuance or sale set forth in the applicable Issuance Notice, not to exceed 180 days from the date the Issuance Notice was given; and for the avoidance of doubt, the price at which the Preemptive Securities are sold to the prospective purchaser seeking to purchase the applicable Preemptive Securities, or any other purchaser, must be at least equal to or higher than the purchase price described in the applicable Issuance Notice. In the event PubCo or its applicable Subsidiary has not sold such Preemptive Securities at or prior to such deadline, PubCo or its applicable Subsidiary shall not thereafter issue or sell any Preemptive Securities without first again offering such securities to NB in accordance with the procedures set forth in this Section 2.3(f).

(v) The closing of any purchase of Preemptive Securities by NB under this Section 2.3(f) shall be consummated at such location, date, and time as specified by PubCo. Each of PubCo or the Subsidiary, on the one hand, and NB, on the other hand, shall take all such other actions (including, without limitation, entering into additional agreements) as may be reasonably necessary to consummate the purchase and sale of the Preemptive Securities.

(vi) Notwithstanding the foregoing provisions of this Section 2.3(f), in the event that the issuance by PubCo or any Subsidiary of Preemptive Securities to NB would require a vote of PubCo’s stockholders (whether because of applicable Law or rules of the stock exchange on which the Class A Shares are listed, or otherwise), the foregoing provisions of this Section 2.3(f) will not apply, and instead PubCo and NB will cooperate in good faith to the extent reasonably feasible to provide for the issuance of an alternative security to NB with substantially the same economic terms as the Preemptive Securities proposed to be issued but that would not require any vote of PubCo’s stockholders. Furthermore, in the event the Board determines in good faith there is a reasonable business need to consummate an issuance of Preemptive Securities without first complying with this Section 2.3(f), PubCo or the Subsidiary may issue or sell Preemptive Securities to one or more Persons without first complying with the terms of Section 2.3(f), so long as, as promptly as is reasonably practicable following such sale (and in any event within ten (10) Business Days of such sale), at PubCo’s or the Subsidiary’s election, (A) the purchasers of such Preemptive Securities shall offer to sell to NB the portion of such purchased Preemptive Securities that equals NB’s applicable Allotment or (B) PubCo or the Subsidiary shall offer to issue an incremental amount of Preemptive Securities to NB sufficient to constitute NB’s applicable Allotment had PubCo or the Subsidiary complied with Section 2.3(f) and (C) in each case, at a purchase price no more, and on terms no less favorable to NB, than those applicable to such purchasers, using a process substantially similar to that set forth in this Section 2.3(f).

(vii) The rights of NB under this Section 2.3(f) shall terminate upon the first date that the NB First Ownership Threshold is no longer satisfied.

(g) If PubCo or any of its Subsidiaries proposes to enter into any new business line prior to the date that the NB Second Ownership Threshold is no longer satisfied that would subject NB or any of its Affiliates to new regulatory requirements that NB and its Affiliates would not otherwise be subject to, PubCo and NB shall reasonably cooperate in good faith to reduce any additional regulatory burdens upon NB resulting from PubCo or its applicable Subsidiary entering into such new business line; provided that, for the avoidance of doubt, in no event shall NB or its Affiliates be required to agree to any restrictions on its business or incur any cost (other than de minimis fees and expenses). PubCo and each Holder (including NB) shall, and shall cause their respective controlled Affiliates and Subsidiaries to, cooperate in good faith with PubCo, the other Holders and their respective Subsidiaries (including Blue Owl Holdings and Blue Owl Carry), as applicable, in connection with the preparation of any regulatory filings required to be made by PubCo, such Holder or their respective Affiliates with any Governmental Entity for which information regarding PubCo, such Holder or any of their respective Affiliates is required.

(h) If at any time PubCo determines in good faith that the NB First Ownership Threshold or the NB Second Ownership Threshold, as applicable, is no longer satisfied, it shall, prior to taking an action that would otherwise require its approval or provide it with rights related to the same under this Agreement, deliver written notice to NB of such determination. If NB delivers a written notice to PubCo disputing such determination within 10 Business Days of its receipt of PubCo’s written notice, NB and PubCo shall endeavor in good faith to mutually determine whether the NB First Ownership Threshold or NB Second Ownership Threshold, as applicable, is no longer satisfied. If NB fails to so deliver a written notice, the NB First Ownership Threshold or NB Second Ownership Threshold, as applicable, will be deemed to be no longer satisfied for all purposes of this Agreement.

Section 2.4 Executive Committee.

(a) Concurrent with the execution and delivery of this Agreement, the Board is establishing an executive committee of PubCo officers responsible for day-to-day management of PubCo and its Subsidiaries (the “Executive Committee”). The Board has delegated to the Executive Committee the oversight over and responsibility for the day-to-day management of PubCo and its Subsidiaries. Notwithstanding the foregoing, reserved from such delegation (to remain subject to the approval of the Board or a committee thereof) are (i) any matters that are required or recommended to be delegated to a committee of the Board under the rules of the New York Stock Exchange, (ii) the matters that require Special Majority Board Approval under Section 2.2, and (iii) the matters that require the approval of NB under Section 2.3(a) or Section 2.3(b) (collectively, the “Excluded Matters”).

(b) The Executive Committee will initially have seven members and be comprised of each of the ORC Principals and each of the Dyal Principals. A member of the Executive Committee that is not a Key Individual may only be removed from the Executive Committee upon the earliest to occur of (x) the applicable Special Executive Committee Approval for removal (whether or not for Cause), (y) the later to occur of (1) the termination of such individual’s employment or consultant relationship with PubCo or its applicable Subsidiary or (2) the date upon which such individual no longer serves as a Director, or (z) such individual’s resignation from the Executive Committee. A member of the Executive Committee that is a Key Individual may only be removed from the Executive Committee upon the earliest to occur of (x) in the case of the commission of Cause by such Key Individual, the Special Executive Committee Approval for removal (determined without regard to the vote of such Key Individual), (y) the later to occur of (1) the termination of such individual’s employment or consultant relationship with PubCo or its applicable Subsidiary or (2) the date upon which such individual no longer serves as a Director, or (z) such individual’s resignation from the Executive Committee. In the event of such a removal, the remaining members of the Executive Committee shall endeavor in good faith to select a replacement for such individual from among the employees of PubCo and its Subsidiaries, and such a replacement shall become a member of the Executive Committee upon Special Executive Committee Approval.

(c) The Executive Committee’s approval of any matter within its authority shall generally require a majority vote of the members of the Executive Committee. Notwithstanding the foregoing sentence, the Executive Committee may not approve any of the following matters without the vote of each Key Individual then-serving on the Executive Committee (“Special Executive Committee Approval”):

(i) the removal of any member from the Executive Committee and appointment of any new member to the Executive Committee other than removal under the circumstances described in Section 2.4(b);

(ii) without limiting and subject to Section 2.4(b), the hiring, termination and compensation of members of the Executive Committee, officers and other key employees of PubCo or any of its Subsidiaries, including the key terms of any employee equity incentive plan or other incentive compensation plan (including cash bonus plans);

(iii) allocating carried interest with respect to any funds or accounts investing third party funds to investment professionals;

(iv) approving annual operating budgets (each, an “Operating Budget”);

(v) entering any new line of business not included in the Opal Business or the Diamond Business as of the Effective Date;

(vi) commencement or settlement of any material litigation by PubCo or any of its Subsidiaries; and

(vii) any other matter that is not an Excluded Matter and is outside the course of the day-to-day Opal Business or the Diamond Business.

(d) Notwithstanding Section 2.4(c)(iv), if the Executive Committee has not approved an Operating Budget for any calendar year, PubCo and its Subsidiaries will be permitted to continue to operate consistent with the Operating Budget for the prior calendar year, plus a 5% overall increase for each line item included in such Operating Budget.

(e) For the avoidance of doubt, the approval or non-approval of any matter by the Executive Committee shall in no way supersede or otherwise affect the approval rights of NB under Section 2.3.

Section 2.5 Information Rights.

(a) Subject to Section 2.5(c), (i) PubCo shall provide NB such reports and information concerning the business and affairs of PubCo and its Subsidiaries as may reasonably be requested by NB from time to time, to the extent such reports and information are prepared in the ordinary course of business by PubCo or its Subsidiaries, and (ii) NB shall have the right, upon reasonable advance written notice to PubCo and at such times as may be mutually agreed, to consult with the chief financial officer of PubCo and other senior management of PubCo as the chief financial officer may designate with respect to the business and affairs of PubCo or its Subsidiaries.

(b) In the event that the Board reasonably determines that any provision of information pursuant to this Section 2.5 would reasonably be expected to violate Law or a material agreement with a third party, or waive any legal privilege applicable to such information, such provision shall not be required; provided the Parties shall use commercially reasonable efforts to permit compliance with this Section 2.5 in a manner that avoids such harm or consequence; provided, further, that PubCo will use commercially reasonable efforts not to enter into agreements prohibiting the sharing of information with NB specifically, and provided, further, that in the event PubCo makes a determination that certain information should be kept confidential pursuant to this Section 2.5(b), PubCo shall, to the extent not prohibited by applicable law or material agreement or cause a waiver of legal privilege, provide NB with a written summary of the nature and substance thereof.

(c) Notwithstanding the foregoing provisions of this Section 2.5, NB’s rights under Section 2.5(a) shall apply only if NB has an Economic Ownership Percentage of five percent or more.

(d) NB agrees not to disclose any information obtained under this Section 2.5 (the “Confidential Information”) and shall use such information solely for purposes of evaluating or protecting its investment in PubCo and the Subsidiaries. NB further agrees to comply with all applicable securities laws with respect to any Confidential Information it obtains. Notwithstanding the foregoing, Confidential Information shall not include information that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5 by NB), (b) was available to NB or its Representatives on a non-confidential basis prior to its disclosure by PubCo or its Representatives, (c) is or has been independently developed or conceived by NB or its Representatives without the use of the Confidential Information or (d) is or becomes available to NB or its Representatives from a Person other than PubCo or its Representatives who is not known by NB to be otherwise bound by a confidentiality agreement with PubCo or any of its Representatives in respect of such information; provided, however, that NB may disclose Confidential Information (i) to its Affiliates and its and their Representatives, provided NB informs such Affiliate or Representative that such information is confidential and cause such Person to agree (for the benefit of

PubCo) to maintain the confidentiality of such information; (ii) to the extent reasonably necessary in connection with the exercise of its rights under this Agreement; (iii) any prospective purchaser of any Equity Securities of PubCo from NB, if such prospective purchaser agrees to be bound by the provisions of this Section 2.5 or otherwise enters into a confidentiality agreement which is no less restrictive than this Section 2.5 and pursuant to which PubCo is a party or third party beneficiary; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at PubCo or the confidential information obtained from PubCo pursuant to the terms of this Agreement; or (v) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that NB promptly notifies PubCo of such disclosure and takes reasonable steps (at PubCo’s sole cost and expense) to minimize the extent of any such required disclosure. PubCo understands and agrees that any NB Director (or observer in lieu thereof) may disclose information about PubCo and its Subsidiaries received by such NB Director (or observer in lieu thereof) to NB and its Affiliates and Representatives (such information being deemed to be “Confidential Information” subject to this Section 2.5), and that such disclosure shall not constitute a breach of or failure to comply with any fiduciary duties of the NB Director (if applicable), or this Agreement, the Certificate of Incorporation, the Bylaws or similar governance documents that are generally applicable to PubCo’s Directors or any other agreement to which NB or its Affiliates, on the one hand, or PubCo or its Affiliates, on the other hand, are party; provided that such director may not disclose any Excluded Opportunity (as defined in the Certificate of Incorporation) or Confidential Information, in each case, in a manner in which it reasonably would be expected to be used competitively by NB.

(e) PubCo understands and acknowledges that (a) NB and its Affiliates may now or in the future engage in any business that may be competitive with the business of PubCo or its Subsidiaries, evaluate, invest in (directly or indirectly, including providing financing to) or do business with, competitors or potential competitors of PubCo or its Subsidiaries, and that the receipt of Confidential Information is not intended to and shall not restrict or preclude such activities, provided that NB does not use any Confidential Information in connection therewith. Further, PubCo understands and acknowledges that NB and its Affiliates may (x) have general knowledge with respect to the industry in which PubCo or its Subsidiaries operate and that additional general industry knowledge may be gained by NB from reviewing Confidential Information that cannot be separated from NB’s overall knowledge and (y) retain certain mental impressions of the Confidential Information (it being understood that a mental impression is what a person retains when such person has not intentionally memorized the information or retained notes or other aids to help retain such memory), and such general knowledge and mental impressions shall be permitted to be used in the ordinary course of NB’s business, including in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions and is not intended to be limited by this Section 2.5. Accordingly, NB and PubCo will negotiate in good faith to establish procedures to limit the manner of providing information to NB in a manner reasonably intended to prevent competitive harm to PubCo or any of its Subsidiaries or violations of law (e.g., using “clean team” members).

(f) Except as required by law (in which case NB shall be given an opportunity to review and comment on such disclosure), PubCo and its Subsidiaries shall not make any disclosure regarding NB or any of its Affiliates in any regulatory filing or public disclosure (including filings with the SEC) without the prior written consent of NB, which consent shall not be unreasonably withheld, conditioned or delayed, unless such disclosure is substantially consistent with previous public disclosure regarding NB and its Affiliates.

Section 2.6 Carry Entitlements. Without limiting Section 2.3(b), PubCo shall not (and shall cause its Subsidiaries, including Owl Rock Carry GP LLC and Owl Rock Performance Fee GP LLC not to) enter into any agreement or take (or fail to take) any other action, unless approved by majority of PubCo’s Independent Directors, that results in Blue Owl Holdings and/or Blue Owl Carry (and PubCo’s proportionate share thereof through its ownership of Blue Owl Holdings and Blue Owl Carry) receiving less than 15% of the Promote Distributions arising in respect of all of the existing and future PubCo Funds (other than the Existing Diamond Flagship Funds (as defined in the BCA), in each case with respect to the Existing Diamond Flagship Funds, including (i) any parallel, subsidiary and feeder vehicles related to such Existing Diamond Flagship Funds,

(ii) any co-invest vehicles related to investments made by such Existing Diamond Flagship Funds (including the foregoing clause (i)) where Promote Distributions are earned and (iii) any secondary transaction related vehicles for such Existing Diamond Flagship Funds (including the foregoing clauses (i) and (ii))), in each case, net of any grants of Specified Equity (the “Carry Entitlements”), and for which any such grant of Specified Equity, for the avoidance of doubt, will dilute all holders (other than holders of Specified Equity but including any employee vehicles holdings the remaining 85% of the Promote Distributions), pro rata and not solely the 15% Carry Entitlement of Blue Owl Holdings and/or Blue Owl Carry. No separate approval of the Independent Directors is required pursuant to the foregoing sentence (x) in connection with incurrence of third party Indebtedness (or pledges and subsequent foreclosure in connection therewith), or (y) any arm’s length sales, to unaffiliated third parties, of Carry Entitlements for value that is otherwise received by Blue Owl Holdings and/or Blue Owl Carry, in each case, which such third parties do not include the Qualified Stockholders, their Affiliates or respective Permitted Transferees; provided, however, that for the avoidance of doubt, any action taken in connection with the matters set forth in the foregoing clauses (x) or (y) shall remain subject to any applicable approval of the Board to the extent required by applicable law. For the avoidance of doubt, in the event it is determined by PubCo or its applicable Subsidiaries not to charge carried interest, incentive fees, promoted interest, performance fee or similar fees in connection with a co-investment, fund-of-one or other vehicle, no Promote Distributions will be made in respect of such PubCo Funds. For purposes of this Section 2.6 only, the term “Specified Equity” shall be read disregarding clause (b) of the definition thereof and the references in such definition to any Subsidiary of PubCo shall be replaced with references to any Subsidiary of Blue Owl Holdings or Blue Owl Carry (or any successors thereto).

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing.

(i) PubCo shall file, within 45 days of the Effective Date or such other earlier date as it is required in accordance with any Subscription Agreements, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if PubCo is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration Statement), each, a “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder.

(ii) PubCo shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the filing thereof), (B) the tenth 10th Business Day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, or (C) if the day determined under clause (A) or clause (B) falls on a Saturday, Sunday or other day that the SEC is closed for business, the next Business Day immediately following the day determined under clause (A) or clause (B) on which the SEC is open for business (the date determined under clause (A), (B) and (C), the “Effectiveness Deadline”). PubCo shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(iii) In the event PubCo files a Form S-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.

(b) Subsequent Shelf Registration.

(i) If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder whose Registrable Securities are included therein. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.

(ii) If a Subsequent Shelf Registration Statement is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit all Holders whose Registrable Securities are included therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding.

(c) Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms of this Agreement.

(d) Requests for Underwritten Shelf Takedowns.

(i) At any time and from time to time after the Shelf has been declared effective by the SEC, each of the Special Holders (each Special Holder being in such case a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities (or, (x) in the case of NB, Registrable Securities held by NB, the NB Aggregator and/or NB Aggregator Subject Members and (y) in the case of Dyal SLP, Registrable Securities held by Dyal SLP, any other Dyal SLP Aggregator and/or Dyal SLP Aggregator Subject Members) in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”).

(ii) All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Demanding Holders requesting such Underwritten Shelf Takedown shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), such Underwriters to be subject to the prior written consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Special Holder or any Transferee thereof be entitled to request an Underwritten Shelf Takedown (and

PubCo shall not be obligated to consummate any Underwritten Shelf Takedown with respect to any Special Holder or any Transferee thereof) during the Lock-Up Period applicable to such Person.

(iv) PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. Except as set forth in the preceding sentence (and subject to Section 3.1(d)(iii)), there shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Special Holder.

(e) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other Equity Securities that PubCo desires to sell and all other Common Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows, at all times:

(i) first, the Registrable Securities of the Demanding Holders, the Founder Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder, Founder Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown for itself or, in the case of NB, on behalf of itself, the NB Aggregator or any NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator or any Dyal SLP Aggregator Subject Members) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under Section 3.1(e)(i), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under Section 3.1(e)(i) and Section 3.1(e)(ii), the Common Shares or other Equity Securities of any other Holder or any other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the pricing of such Underwritten Shelf Takedown by PubCo. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. If PubCo receives a Withdrawal Notice, a Special Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Special Holder. Notwithstanding anything to the contrary contained in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(f).

(g) Long-Form Demands. Upon the expiration of the Lock-Up Period applicable to such Person, and during such times as no Shelf is effective, each Special Holder may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities, which, in the case of such request, may include with respect to NB, the Registrable Securities held by NB Aggregator and any NB Aggregator Subject Members and with respect to Dyal SLP, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members. PubCo shall file such Registration Statement within 30 days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective within 60 days of filing. The provisions of Section 3.1(d), Section 3.1(e) and Section 3.1(f) shall apply to this Section 3.1(g) as if a demand under this Section 3.1(g) were an Underwritten Shelf Takedown.

Section 3.2 Piggyback Registration.

(a) Piggyback Rights.

(i) If PubCo or any Special Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of PubCo or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of PubCo, for its own account or for the account of stockholders of PubCo (or by PubCo and by the stockholders of PubCo including an Underwritten Shelf Takedown pursuant to Section 3.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of PubCo, or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all Holders as soon as practicable but not less than four calendar days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”).

(ii) Subject to Section 3.2(b), PubCo shall cause all Registrable Securities requested by the Holders to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that PubCo desires to sell, taken together with (x) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders under this Agreement and (y) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration:

(A) first, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders, including NB on behalf of itself, and with respect to any Registrable Securities held by the NB Aggregator and any NB Aggregator Subject Members, and including Dyal SLP on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members, and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, with respect to Registrable Securities held by itself, the NB Aggregator and the NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members), which can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration is initiated and undertaken for the account of a Special Holder, PubCo shall include in any such Registration:

(A) first, the Registrable Securities of Special Holders, including NB on behalf of itself, and with respect to any Registrable Securities held by the NB Aggregator and any NB Aggregator Subject Members, and including Dyal SLP on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members, and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, with respect to Registrable Securities held by itself, the NB Aggregator and the NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members), which can be sold without exceeding the Maximum Number of Securities;

(B) second, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such

Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(iii) If the Registration is pursuant to a request by Persons other than the Special Holders, then PubCo shall include in any such Registration:

(A) first, the Common Shares or other Equity Securities, if any, of such requesting Persons, other than the Special Holders, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, on behalf of itself, the NB Aggregator or any NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator or any Dyal SLP Aggregator Subject Members) which can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities;

(D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Common Shares or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(e), instead of this Section 3.2(b).

(c) Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the pricing of the relevant offering pursuant to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the pricing of such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

(d) Exceptions to Piggyback Rights. Notwithstanding anything in this Agreement to the contrary, this Section 3.2 shall not apply for any Holder, prior to the expiration of the Lock-Up Period in respect of such Holder.

Section 3.3 Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, each Major Holder agrees that it shall not Transfer any Common Shares (other than those included in such offering pursuant to this Agreement) without the prior written consent of PubCo, during the seven calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Major Holder and each of PubCo’s directors and executive officers have executed a lock-up agreement on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 3.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in Section 3.4(d)) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification), (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and (iii) do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions (notwithstanding the foregoing, PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject);

(e) notify each participating Holder of Registrable Securities included in such Registration Statement, as soon as practicable after PubCo receives notice thereof, but in any event within one business day of such date, of the time when the Registration Statement has been declared effective and when any post-effective amendments and supplements thereto become effective;

(f) furnish counsel for the Underwriter(s), if any, and, upon written request, for the Special Holders of Registrable Securities included in such Registration Statement with copies of any written comments from the SEC or any written request by the SEC for amendments or supplements to a Registration Statement or Prospectus;

(g) cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(h) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(i) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) at least three calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(k) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.7;

(l) in the event of an Underwritten Offering or a sale of Registrable Securities facilitated by a financial institution pursuant to such Registration, permit Representatives of the Special Holders, the Underwriters or such other financial institutions facilitating such Underwritten Offering or sale, if any, and any attorney, consultant or accountant retained by such Special Holders, or Underwriter or financial institution to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration, in each case subject to the agreement by any such Person of confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(m) obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering or, if requested in writing in the event of a sale of Registrable Securities by a financial institution pursuant to such Registration, which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or financial institution, as the case may be, may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Special Holders and any Underwriters or financial institution;

(n) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the participating Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, and any financial institution facilitating a sale of Registrable Securities facilitated pursuant to such Registration, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Special Holders, any Underwriters, placement agent, sales agent, or financial institution may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders and any Underwriters, placement agent, sales agent and financial institution;

(o) in the event of any Underwritten Offering or a sale of Registrable Securities facilitated by a financial institution pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter, placement agent, sales agent or financial institution of such offering or sale;

(p) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning within three months after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(q) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(r) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the participating Holders, in connection with such Registration.

Section 3.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and Underwriter marketing costs, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 3.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. Subject to the minimum thresholds set forth in Section 3.1(d) and Section 3.4(q), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.6 shall not affect the registration of the other Registrable Securities to be included in such Registration. Notwithstanding anything to the contrary contained in this Section 3.6, NB, the NB Aggregator, Dyal SLP and the Dyal SLP Aggregator shall not be required to sign any powers of attorney or custody aggreements.

Section 3.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than twice or an aggregate of 90 days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.7.

Section 3.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.8.

Section 3.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers. Notwithstanding the foregoing, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.10 Indemnification and Contribution.

(a) PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall severally (and not jointly), in proportion to their respective net proceeds received from the sale of Registrable Securities pursuant to such Registration Statement, indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c) Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to give prompt notice shall not impair any Person’s right to indemnification under this Agreement to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement only if any sums payable in connection with such settlement are paid in full by the indemnifying party and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Notwithstanding the foregoing, the liability of any Holder under this Section 3.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and in the Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and the Founder Holders represents and warrants that this Agreement supersedes any other registration rights agreement or agreement (including the Original RRA), other than the Subscription Agreements.

Section 3.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 3.13 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 3.14 Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Agreement, including for purposes of Section 3.12. Other than the Sellers and the Founder Holders, a Party who does not hold Registrable Securities as of the Effective Date and who acquires Registrable Securities after the Effective Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

Section 3.15 Termination of Original RRA. Upon the Closing, PubCo and each of the Founder Holders agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are terminated in their entirety and shall be of no further force or effect.

Section 3.16 Distributions; Direct Ownership.

(a) In the event that the Sponsor distributes all of its Registrable Securities to its members (or the members of the Sponsor otherwise hold any Registrable Securities directly), the members of the Sponsor shall be treated as the Sponsor under this Agreement. Notwithstanding the foregoing, such members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, the NB Aggregator may distribute all or a portion of its Registrable Securities (or securities exchangeable, convertible or exercisable into Registrable Securities) to the NB Aggregator Subject Members after expiration of the Lock-Up Period applicable thereto and upon such distribution (or if the NB Aggregator Subject Members otherwise hold any Registrable Securities directly), such Registrable Securities held by NB Aggregator Subject Members, NB Aggregator and NB shall (subject to, following the expiration of the Initial Period, Section 10.31 of the Business Combination Agreement) be treated as held by NB, collectively, for purposes of determining the Allotment, NB’s Economic Ownership Percentage, whether the NB First Ownership Threshold or NB Second Ownership Threshold is satisfied and with respect to rights under Article III of this Agreement (including, for purposes of clause (D) of the definition of “Registrable Securities” which shall aggregate any such securities with all those held by NB, NB Aggregator or any other NB Aggregator Subject Member for purposes of making such determination), so long as, as to a given NB Aggregator Subject Member, such NB Aggregator Subject Member of the NB Aggregator or its Permitted Transferees is party to a shareholders or similar agreement with NB Aggregator or NB providing (i) for the exercise of rights on behalf of, and communications to, such distributee by NB or NB Aggregator, and (ii) that unless otherwise agreed by PubCo, for a period commencing the Closing Date and ending on the eighth (8th) anniversary of this Agreement (the “Initial Period”), such NB Aggregator Subject Member shall not Transfer any Registrable Securities other than in an offering pursuant to Section 3.1 or Section 3.2 or any other Permitted Transfer, provided, that any such NB Aggregator Subject Member not subject to such shareholders or similar agreement shall nonetheless be a “Holder” hereunder. Notwithstanding anything herein to the contrary, whether or not the ownership of Equity Securities by NB Aggregator and NB Aggregator Subject Members count towards whether any ownership threshold of NB has been satisfied, rights under Article II and Article V of this Agreement may only be exercised by NB.

(c) Notwithstanding anything to the contrary contained in this Agreement, subject to the applicable Lock-Up Period, the Dyal SLP Aggregator may distribute all or a portion of its Registrable Securities to the Dyal SLP Aggregator Subject Members and upon such distribution (or if the Dyal SLP Aggregator Subject Members otherwise hold any Registrable Securities directly), the Dyal SLP Aggregator Subject Members, Dyal SLP Aggregator and Dyal SLP shall be treated as Dyal SLP under this Agreement, collectively. In any event, any rights conferred on Dyal SLP as a Special Holder under this Agreement shall only be exercised by Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members. Notwithstanding the foregoing, such Dyal SLP Aggregator Subject Members, taken as a whole, shall not be entitled to rights in excess of those conferred on the Dyal SLP Aggregator, as if the Dyal SLP Aggregator remained a single entity party to this Agreement.

(d) Notwithstanding the foregoing but subject to Section 4.2, no distribution for purposes of this Section 3.16 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor, NB or Dyal SLP Aggregator, as applicable.

(e) At any time after expiration of the Lock-Up Period applicable to the Lock-Up Shares held by ORC Feeder that are attributable to Dyal IV (as determined in accordance with the definition of Lock-Up Period) (the “Dyal IV Attributable Shares”), ORC Feeder may distribute, sell or Transfer all or any portion of the

Dyal IV Attributable Shares, as long as consideration received in respect thereof is paid exclusively to Dyal IV. At the request of ORC Feeder, PubCo shall cooperate with respect to any such distribution, sale or Transfer, including by cooperating and taking reasonable actions with respect to any Tax planning related thereto.

Section 3.17 Adjustments. If there are any changes in the Equity Securities as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Equity Securities as so changed.

ARTICLE IV

LOCK-UP

Section 4.1 Lock-Up.

(a) Each Holder severally, and not jointly, agrees with PubCo that it shall not effect any Restricted Transfer of any Lock-Up Shares Beneficially Owned or otherwise held by such Party during the Lock-Up Period applicable to such Lock-Up Shares.

(b) During the Lock-Up Period applicable to any Holder, any purported Transfer of Lock-Up Shares by such Holder other than in accordance with this Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c) Notwithstanding anything to the contrary in this Agreement, each Holder acknowledges and agrees that the Blue Owl Holdings Common Units, the Blue Owl Carry Common Units and the Common Shares, in each case, Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 4.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period applicable to such Holder, each Holder may make Permitted Transfers (without the consent of PubCo) of any of such Holder’s Lock-Up Shares. For the avoidance of doubt, in connection with any Permitted Transfer of Lock-Up Shares, (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement and complies with the following sentence. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor, other than rights under this Agreement that may not be assigned in accordance with Article V hereof) for all purposes of this Agreement.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, no Party may assign such Party’s rights or obligations under this Agreement, in whole or in part, other than in compliance with this Section 5.1. Any such assignee may not again assign those rights, other than in accordance with this Section 5.1. Any attempted assignment of rights or obligations in violation of this Section 5.1 shall be null and void.

(b) Subject to Section 5.1(g), Section 5.1(i) and the following sentence, NB may not assign any of its rights or obligations under this Agreement without the prior written consent of PubCo. Notwithstanding the foregoing sentence, the NB Aggregator and the NB Aggregator Subject Members shall (to the extent any such NB Aggregator Subject Member holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo. Notwithstanding anything to the contrary in this Agreement (including the foregoing sentence), NB’s rights under Section 2.1, Section 2.3 and Section 2.5 are personal to NB and may not be assigned to any Person.

(c) Subject to Section 5.1(g), Section 5.1(h) and Section 5.1(i), the Dyal Principals (and the Dyal Principal Representative) may not assign any of their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, the ORC Principal Representative, and for so long as the NB First Ownership Threshold is satisfied, NB. Notwithstanding the foregoing sentence, the Dyal SLP Aggregator and the Dyal SLP Aggregator Subject Members shall (to the extent any such Dyal SLP Aggregator Subject Member holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo, the ORC Principal Representative or NB.

(d) Subject to Section 5.1(g), Section 5.1(h) and Section 5.1(i), the ORC Principals (and the ORC Principal Representative) may not assign their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, the Dyal Principal Representative, and for so long as the NB First Ownership Threshold is satisfied, NB. Notwithstanding the foregoing sentence, ORC Feeder and its members and ORCP and its partners shall (to the extent any such member or partner, as applicable, holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo, the Dyal Principal Representative or NB.

(e) Other than assignments in connection with a distribution in accordance with Section 3.16 but subject to Section 5.1(i), the Founder Holders may not assign their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, a majority of the Key Individuals, and for so long as the NB First Ownership Threshold is satisfied, NB.

(f) Except as provided in Section 5.1(i), no Seller (other than the Sellers specifically referred to in Section 5.1(b) through Section 5.1(e)) may assign any of its respective rights or obligations under this Agreement without the prior written consent of PubCo.

(g) Notwithstanding anything to the contrary in this Agreement, in no event can any Party assign any of such Party’s rights under Section 2.1 and Section 2.2.

(h) Notwithstanding anything to the contrary in this Agreement, the rights of the Key Individuals (in their capacity as such) under this Agreement are personal and may not be assigned to any Person.

(i) A Holder, in its capacity as such, may Transfer such Holder’s rights or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to any such Holder’s Permitted Transferees.

(j) Subject to Section 5.1(b) through Section 5.1(h), any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction or in a transaction whereby such Registrable Securities cease to be Registrable Securities) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and PubCo is authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

(k) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.

(l) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary to this Agreement.

Section 5.2 Termination. Except for Section 2.1(j), Section 2.1(k) and Section 2.1(l), Section 2.1 shall terminate automatically (without any action by any Party) as to the ORC Principals (and the ORC Principal Representative), the Dyal Principals (and the Dyal Principal Representative) and NB, as applicable, at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Agreement. Article III of this Agreement shall terminate as set forth in Section 3.13. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 3.10 and Section 5.12 shall survive any termination of this Agreement with respect to any Holder.

Section 5.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit to this Agreement, the BCA, Certificate of Incorporation, the Bylaws, the A&R Blue Owl Holdings LP Agreement, the A&R Blue Owl Carry LP Agreement, the Exchange Agreement and all other Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) Subject to Section 5.4(c) and Section 5.4(d), no provision of this Agreement may be Amended in whole or in part at any time without the express written consent of PubCo, Holders with aggregate Voting Power Percentages constituting a majority of the aggregate Voting Power Percentages of all Holders and Holders with aggregate Economic Ownership Percentages constituting a majority of the aggregate Economic Ownership Percentages of all Holders. Notwithstanding anything to the contrary in this Agreement, the rights of PubCo set forth in Section 2.6 (and the definitions used therein) may not be Amended, assigned or waived in whole or in part at any time without the prior written consent of a majority of the Independent Directors.

(c) Notwithstanding Section 5.4(b) but subject to Section 5.4(d), any Amendment of (i) any rights or obligations of any Party that are personal to such Party or specifically refer to such Party by name that would be materially adverse in any respect to such Party, or (ii) any rights or obligations of any Party that would be materially adverse in any respect to such Party in a manner disproportionate to the other Parties, shall require the prior written consent of such Party. Notwithstanding the foregoing, (x) with respect to any Amendment to the rights and obligations of (i) ORC Principals under this Agreement, such Amendment shall only be effective if the prior written consent of Doug Ostrover and Marc Lipschultz is received, (ii) Dyal Principals under this Agreement, such Amendment shall only be effective if the prior written consent of Michael Rees is received, or (iii) NB under this Agreement, such Amendment shall only be effective if the prior written consent of NB is received; and (y) with respect to any Amendment that would be materially adverse in any respect to (1) any Key Individual, such Amendment shall only be effective if the prior written consent of such Key Individual is received or (2) the Founder Holders, such Amendment shall only be effective if the prior written consent of the Sponsor is received.

(d) The Amendment of any provision of this Agreement that has terminated (as determined in accordance with this Agreement) with respect to a Party shall not require the consent of such Party (and any

Equity Securities owned by such Party shall be disregarded for purposes of calculating any percentages required in respect of such Amendment).

(e) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided. Notwithstanding the foregoing sentence, no waiver of any provision or default under, nor consent to any exception to, the terms and provisions of Article IV shall be effective unless in writing and signed by each of (i) PubCo, (ii) the ORC Principal Representative, (iii) the Dyal Principal Representative, (iv) NB, (v) the Sponsor, and (vi) a majority-in-voting interest of the Holders.

Section 5.5 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated on the signature pages hereto (in the case of PubCo or any other Party executing this Agreement as of the Effective Date) or, with respect to any Transferee executing a joinder following the Effective Date, on such joinder. Any notice, demand or other communication to NB Aggregator or any NB Aggregator Subject Members shall be deemed validly given if given to NB.

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 5.8 Specific Performance. Each Party agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo, Blue Owl Holdings or Blue Owl Carry acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Agreement. Notwithstanding the foregoing, Equity Securities acquired under a Subscription Agreement on or prior to the Effective Date shall not be “Registrable Securities” for purposes of this Agreement. The rights and obligations of the Dyal Principals and the ORC Principals under Article IV of this Agreement shall apply with respect to each Person controlled, directly or indirectly, by such Dyal Principals or ORC Principals, either individually or collectively, and the Equity Securities of the Dyal Principals and ORC Principals in each such Person.

Section 5.10 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.

Section 5.11 No Third Party Liabilities. This Agreement may only be enforced against the named parties to this Agreement, and only with respect to obligations of such named parties under this Agreement. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties to this Agreement, as applicable, and only with respect to obligations of such named parties under this Agreement; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party to this Agreement (including any Person negotiating or executing this Agreement on behalf of a Party to this Agreement), unless a Party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 5.12 Indemnification; Exculpation.

(a) PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them on or after the date of this Agreement (collectively, the “Indemnified Liabilities”), to the extent arising out of any third party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (w) to the extent such Indemnified Liabilities are liabilities of any Holder Indemnitee or its Affiliates pursuant to any indemnification obligation of such Holder Indemnitee or its Affiliates to PubCo or its Affiliates (other than such Holder Indemnitee or its Affiliates), under the BCA and the Ancillary Agreements, (x) to the extent such Indemnified Liabilities arise out of any breach by such Holder Indemnitee or its Affiliates of this Agreement, the BCA (to the extent such Holder Indemnitee or such Affiliate is a party thereto), any agreement referenced or contemplated thereby to which such Holder Indemnitee or any of its Affiliates is a party, or any other agreement between such Holder Indemnitee or any of its Affiliates, on the one hand, and PubCo or any of its subsidiaries, on the other hand, in each case by such Holder Indemnitee or its Affiliates or other related Persons, or the breach of any fiduciary or other duty or obligation (whether arising by Law or contract) of such Holder Indemnitee or its Affiliates to (A) its direct or indirect equity holders, creditors or Affiliates or (B) PubCo, any of its subsidiaries or their respective equity holders, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries, or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s fraud, gross negligence or willful misconduct). Notwithstanding the foregoing, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason (other than by virtue of any exclusions herein), PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.12, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification under this Agreement will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.

(b) PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred by such Holder Indemnitee in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, or any action or proceeding arising therefrom. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its designated subsidiary and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee. No Holder Indemnitee shall settle, compromise or consent to any judgement in connection with any Action for which such Holder Indemnitee seeks indemnification under the terms of this Section 5.12, in each case without the written consent of Pubco.

(c) Notwithstanding the foregoing provisions of this Section 5.12, each Holder agrees that, under the A&R Blue Owl Carry LP Agreement and the A&R Blue Owl Holdings LP Agreement, each of Blue Owl Carry and Blue Owl Holdings is an indemnitor of first resort with respect to indemnification of the Indemnified Liabilities for the Persons indemnified thereunder. Accordingly, each Holder acknowledges and agrees that, if such Holder is entitled to indemnification under the A&R Blue Owl Carry LP Agreement and the A&R Blue Owl Holdings LP Agreement, such indemnification obligations of Blue Owl Carry and Blue Owl Holdings are senior and prior to the obligations of PubCo hereunder.

(d) In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute gross negligence, willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.

(e) Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 5.12, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer, director or employee of PubCo or any of its subsidiaries in such capacity as officer, director or employee. Such officers, directors and employees are or will be subject to separate indemnification in such capacity through this Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.

(f) The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.12 will be in addition to any other rights any such Person may have under any other section of this Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

PUBCO

BLUE OWL CAPITAL INC.

By:
Name:
Title:

Notice: 40 West 57th Street, 33rd Floor
New York, NY 10019
Attn: Tom Wasserman
Email: tom.wasserman@hpspartners.com

[Signature Page to Investor Rights Agreement]

ORC SELLERS:

OWL ROCK CAPITAL FEEDER, LLC

By:
Name:
Title:

Notice: c/o Owl Rock Capital Partners 399 Park Avenue, Suite 3800
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan@owlrock.com; neena@owlrock.com

[Signature Page to Investor Rights Agreement]

OWL ROCK CAPITAL PARTNERS LP, in its capacity as the ORC Principal Representative

By:
Name:
Title:

Notice: c/o Owl Rock Capital Partners 399 Park Avenue, Suite 3800
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan@owlrock.com; neena@owlrock.com

[Signature Page to Investor Rights Agreement]

[●]

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Doug Ostrover

Marc Lipschultz

Craig Packer

Alan Kirshenbaum

Notice: c/o Owl Rock Capital Partners 399 Park Avenue, Suite 3800
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan@owlrock.com; neena@owlrock.com

[Signature Page to Investor Rights Agreement]

DYAL SELLERS:

NEUBERGER BERMAN GROUP LLC

By:
Name:
Title:

Notice: c/o Neuberger Berman Group LLC
1290 Avenue of the Americas
New York, NY 10024
Attn: Head of Corporate Development
Email: jacques.lilly@nb.com; linda.sharaby@nb.com

DYAL CAPITAL SLP LP

By:
Name:
Title:

Notice:

[Signature Page to Investor Rights Agreement]

Michael Rees

Sean Ward

Andrew Laurino

Notice:

[Signature Page to Investor Rights Agreement]

SPONSOR:

ALTIMAR SPONSOR LLC

By:
Name:
Title:

Notice: c/o HPS Investment Partners, LLC 40 West 57th Street, 33rd Floor
New York, NY 10019
Attn: Tom Wasserman
Email: tom.wasserman@hpspartners.com

[Signature Page to Investor Rights Agreement]

SPONSOR INDIVIDUALS:

Tom Wasserman

Vijay Sondhi

Roma Khanna

Rick Jelinek

Michael Vorhaus

Michael Rubenstein

Kevin Beebe

John Kim

Payne Brown

Notice:

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Joinder

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Investor Rights Agreement, dated as of [●], 2021 (the “Agreement”), by and among Blue Owl Capital Inc., a Delaware corporation (“PubCo”), the ORC Sellers (as defined therein), the Dyal Sellers (as defined therein), Altimar Sponsor LLC, a Delaware limited liability company, and the other parties thereto from time to time, as amended from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-law principles that would cause the application of the laws of another jurisdiction. If there is a conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Lock-Up Shares or Registrable Securities (as applicable). By signing and returning this Joinder Agreement to PubCo, the undersigned accepts and agrees to be bound by and subject to the terms and conditions of the Agreement, with all attendant rights, duties and obligations thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

[Remainder of Page Intentionally Left Blank.]

[Exhibit A to Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be executed and delivered as of the date first set forth above.

[●]

Name:
[Title:]

Address for Notices:
Attention:

[Exhibit A to Investor Rights Agreement]

EXHIBIT B

BLUE OWL CAPITAL, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.    Purpose of Plan.

The purpose of the Blue Owl Capital, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) is to provide an additional incentive to selected employees, directors and other service providers of the Company and its Subsidiaries or Affiliates (as hereinafter defined), whose contributions are integral to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. In furtherance of these objectives, the Plan provides for the grant of Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Blue Owl Operating Group Awards, Other Share-Based Awards and any combination of the foregoing.

Section 2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no private fund (or similar vehicle) or business development company, nor any other account, fund, vehicle or other client advised or sub-advised by any Person or any such Person’s Affiliate or any portfolio company thereof shall be deemed to be an Affiliate of such Person (it being agreed that this Plan shall not apply to, or be binding on, any Persons described in this sentence).

(c)    “Applicable Law” means any applicable law, including, without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; and (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign.

(d)    “Award” means, individually or collectively, any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, unrestricted Share, Blue Owl Operating Group Award or Other Share-Based Award granted under the Plan.

(e)    “Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

(f)    A “Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

(g)    “Blue Owl Carry” means Blue Owl Capital Carry LP, a Delaware limited partnership.

[Exhibit C to Second Amendment to the Business Combination Agreement]

1

(h)    “Blue Owl Carry LPA” means the Amended and Restated Limited Partnership Agreement of Blue Owl Carry, dated as of              (as the same may be amended or otherwise modified from time to time).

(i)    “Blue Owl Carry Unit” means a “Common Unit” as defined in the Blue Owl Carry LPA.

(j)    “Blue Owl Common Unit Award” means an award described in Section 10(a).

(k)    “Blue Owl Holdings” means Blue Owl Capital Holdings LP, a Delaware limited partnership.

(l)    “Blue Owl Holdings LPA” means the Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated as of              (as the same may be amended or otherwise modified from time to time).

(m)    “Blue Owl Holdings Unit” means a “Common Unit” as defined in the Blue Owl Holdings LPA.

(n)    “Blue Owl Incentive Unit” means an award described in Section 10(b).

(o)    “Blue Owl LPAs” means the Blue Owl Carry LPA and the Blue Owl Holdings LPA, collectively.

(p)    “Blue Owl Operating Group Award” means any award described in Article X.

(q)    “Blue Owl Operating Group Unit” means one Blue Owl Carry Unit and one Blue Owl Holdings Unit, collectively.

(r)    “Blue Owl Partnerships” means Blue Owl Carry and Blue Owl Holdings, collectively.

(s)    “Board” means the Board of Directors of the Company or any committee or subcommittee thereof that has been delegated, to the fullest extent permitted by law, the full power and authority of the Board of Directors of the Company.

(t)     “Cause” means, unless otherwise provided in an applicable Award Agreement: (i) “cause” as defined in the employment agreement, offer letter, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award; and (ii) in the case where there is no such agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement in effect, but it does not define “cause” (or words of like import)), the Participant’s Termination of Service due to any of the Participant’s: (1) indictment for, conviction of, or plea of guilty or no contest or similar plea with respect to, any felony or any crime of moral turpitude; (2) intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any of its Affiliates or the Participant’s engagement in conduct which is injurious to the Company or any of its Affiliates, monetarily, reputationally or otherwise; (4) intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company or any of its Affiliates; (5) breach of any material provision of an Award Agreement or any other agreement between the Participant and the Company or any of its Affiliates; (6) material violation of any written policies adopted by the Company or any of its Affiliates governing the conduct of persons performing services on behalf of the Company or such Affiliate or the Participant’s non-adherence to policies and procedures or other applicable compliance manuals of the Company or any of its Affiliates; (7) taking of, or omission to take, any action that has caused or substantially contributed to a significant deterioration in the business or reputation of the Company or any of its Affiliates, or that was otherwise materially disruptive to the business or affairs of the Company or any of its Affiliates; (8) failure to devote a significant portion of time to performing services as an agent of the Company without the prior written

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consent of the Company, other than by reason of the Participant’s death or Disability; (9) obtainment of any improper personal benefit as a result of a breach by the Participant of any covenant or agreement (including, without limitation, a breach by the Participant of the Company’s code of ethics or any Company policy); or (10) suspension or other disciplinary action against the Participant by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (8) is capable of being cured, the Participant has failed to do so after being given notice and a reasonable opportunity to cure, a determined in the Board’s discretion. As used in this definition, “material” means “more than de minimis.”

(u)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event (including, without limitation, a Change in Control), (ii) distribution (whether in the form of cash, shares or other property), share split or reverse share split, (iii) combination or exchange of shares, (iv) other change in structure or (v) declaration of a distribution, which the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(v)    “Change in Control” shall have the meaning given in an Award Agreement or, if none, shall be deemed to occur if, following the Effective Date, and excluding the transaction pursuant to which the Company becomes a separate public corporation for the first time:

(i)    a Person (other than an Excluded Person) acquires, in any single transaction or series of related transactions, more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company, other than pursuant to a transaction described in clause (iv) below that is not considered to be a Change in Control pursuant to such clause (iv); or

(ii)    Continuing Directors shall, at any time, cease to constitute a majority of the Board; or

(iii)    the consummation of the sale or other disposition, in any single transaction or series of related transactions, of assets representing more than seventy-five percent (75%) of all of the assets of the Company and its Subsidiaries (on a consolidated basis); or

(iv)    there is consummated a merger, consolidation or share exchange of the Company with any other entity, or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect Subsidiary), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation, or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, in substantially the same proportions as immediately before the relevant transaction, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board) representing fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities.

For purposes of this Plan, (I) the term “Continuing Director” means a member of the Board who either (x) was a member of the Board on the Effective Date or (y) subsequently became a Director of the Board and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Director then in office (excluding, however, a Director whose election, or nomination for election, occurred as the result of an actual or threatened proxy contest); (II) the term “Excluded Person” means (w) the Company or its Subsidiaries, (x) a trustee or other fiduciary holding securities under any employee benefit plan of the

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Company or its Subsidiaries, including, for the avoidance of doubt, one or more employee stock ownership plans, (y) an underwriter temporarily holding securities pursuant to an offering of such securities or (z) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares; and (III) with respect to any Blue Owl Operating Group Award, the term “Company” shall be replaced with “Blue Owl Partnerships.”

Notwithstanding any other provision of this Plan to the contrary, with respect to an Award that constitutes “nonqualified deferred compensation” subject to the provisions of Code Section 409A, an event shall not be considered to be a Change of Control under this Plan for purposes of triggering payment of such Award, unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, within the meaning of Code Section 409A, and the Administrator may include such amended definition in the Award Agreement issued with respect to such Award.

(w)    “Class A Shares” means the shares of Class A common stock of the Company and, in each case, any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a distribution, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization. For the avoidance of doubt, “Class A Shares” shall not include Blue Owl Operating Group Units.

(x)    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(y)    “Committee” means the Board or any committee or subcommittee of the Board that is delegated the power and authority of the Board or committee, as applicable, to administer the Plan from time to time. Unless otherwise determined by the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Class A Shares are listed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Governing Documents, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee’s members.

(z)    “Company” means Blue Owl Capital Inc., a Delaware corporation, and any successors thereto or any continuation thereof.

(aa)    “Company Group” means the Company and each of its direct and indirect Subsidiaries.

(bb)    “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary or Affiliate thereof.

(cc)    “Disabled” shall have the meaning provided under Section 409A(a)(2)(C) of the Code.

(dd)    “Eligible Recipient” means an employee, director, partner, Consultant or any other individual engaged by the Company or any Subsidiary or Affiliate thereof, who has been selected as an eligible participant by the Administrator (and in respect of whom any reference to “employment” shall be interpreted as including a reference to the Eligible Recipient’s engagement by the Company or any Subsidiary or Affiliate thereof, in any capacity).

(ee)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

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(ff)    “Exercise Price” means the per share price (if any) at which a holder of an Award granted hereunder may purchase the Shares issuable upon exercise of such Award.

(gg)    “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder with respect to the Class A Shares, as of the applicable date and except as provided below, (i) the last sales price reported for the Class A Shares on the principal national securities exchange in the United States on which it is then traded, or (ii) if the Class A Shares not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Administrator or, if not a day on which the applicable market is open, the next day that it is open.

(hh)    “Fund” means any pooled investment vehicle or similar entity sponsored or managed (directly or indirectly) by the Company or any of its Subsidiaries.

(ii)    “Governing Documents” means the certificate of incorporation and bylaws of the Company, as in effect from time to time.

(jj)    “Investment” means any investment (or similar term describing the results of the deployment of capital), as defined in the governing document of any Fund managed (directly or indirectly) by the Company or any of its Subsidiaries.

(kk)    “Investor Rights Agreement” means that certain Investor Rights Agreement, by and among the Company and the other parties specified therein.

(ll)    “ISO” means any Option intended to be, and designated as, an “incentive stock option” within the meaning of Code Section 422.

(mm)     “Non-Employee Director” means a director or member of the Board who is not an employee of the Company.

(nn)    “NQSO” means any Option that is not designated, or does not qualify, as an ISO.

(oo)    “Option” means an option to purchase Class A Shares granted pursuant to Section 7 hereof.

(pp)    “Other Share-Based Awards” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, restricted units, distribution equivalent rights or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(qq)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 below, to receive an Award, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(rr)    “Performance Shares” means Class A Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.

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(ss)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, limited partnership, estate, trust, business association, organization, governmental entity or other entity.

(tt)    “Plan” means this Blue Owl Capital, Inc. 2021 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time.

(uu)    “Portfolio Company” means any Person in which any Fund owns an Investment.

(vv)    “Restricted Share Units” means the right to receive Class A Shares at the end of a specified period, or upon specified dates, granted pursuant to Section 9 below.

(ww)    “Restricted Shares” means Class A Shares subject to certain restrictions granted pursuant to Section 9 below.

(xx)    “SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

(yy)    “Section 409A” means Section 409A of the Code and U.S. Department of Treasury regulations and interpretative guidance issued thereunder.

(zz)    “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(aaa)    “Shares” means the Company’s Class A Shares (as specified in the applicable Award Agreement) reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security or Blue Owl Operating Group Units, as applicable. For the avoidance of doubt, one Blue Owl Carry Unit and one Blue Owl Holdings Unit shall collectively constitute one “Share” for purposes hereof.

(bbb)    “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Class A Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(ccc)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

(ddd)    “Ten Percent Shareholder” means a Person owning stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company Group.

(eee)    “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Administrator, (i) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates; and (ii) a Participant employed by, or performing services for, an Affiliate that ceases to be an Affiliate shall be deemed to have incurred a Termination of Service, provided the Participant does not immediately thereafter become an employee or Consultant of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a Termination of Service, unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

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Section 3.    Administration.

(a)    The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board and subject to the terms of the Investor Rights Agreement, shall have the power and authority, without limitation, to:

(1)    select those Eligible Recipients who shall be Participants;

(2)    determine whether and to what extent Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Blue Owl Operating Group Awards, Other Share-Based Awards or a combination of any of the foregoing are to be granted hereunder to Participants, provided that only employees of the Company Group may receive grants of ISOs;

(3)    determine the number of Shares to be covered by each Award granted hereunder;

(4)    determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Awards and Award Agreements (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the performance goals and periods applicable to Awards of Performance Shares, (iii) the Exercise Price, if any, of Awards, (iv) the vesting schedule (and, for unit Awards, Share issuance schedule) applicable to Awards, (v) the terms upon which Awards may be forfeited, (vi) the number of Shares subject to Awards, (vii) any amendments or modifications to the terms and conditions of outstanding Awards, including, but not limited to, reducing the Exercise Price of such Awards, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards and (viii) any “black out” periods applicable to the exercise of Awards);

(5)    determine the fair market value with respect to any Award;

(6)    determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of Options granted under the Plan;

(7)    adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(8)    construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan;

(9)    delegate its authority, in whole or in part, under this Section 3 to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed;

(10)    determine whether to require a Participant, as a condition of receiving any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Administrator, in its sole discretion, following the date of the acquisition of such Award or Shares; and

(11)    determine at any time whether, to what extent and under what circumstances and by what method or methods (including in the form of cash or other property) Awards may be settled by the Company or any of its Subsidiaries or Affiliates. In the event of such determination, references to the Company shall be deemed to be references to the applicable Subsidiary or Affiliate thereof for purposes of the Plan, as appropriate.

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(c)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.    Shares Reserved for Issuance Under the Plan.

(a)    Subject to Section 5 hereof, the aggregate number of Shares that may be issued or delivered with respect to Awards granted under the Plan shall not exceed 101,230,522 Shares, which number is subject to adjustment as provided herein (the “Share Limit”), all of which may be issued pursuant to the exercise of ISOs. Any Blue Owl Operating Group Units granted under the Plan shall, without duplication, (i) reduce the number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan on a one-for-one basis (i.e., each Blue Owl Operating Group Unit shall be treated as one Class A Share), and (ii) shall be delivered, if applicable, in accordance with the Blue Owl LPAs. Any Award under the Plan settled in cash shall not be counted against the Share Limit. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall again be made available for issuance or delivery under the Plan if such Shares are (A) tendered in payment of an Option, (B) delivered or withheld by the Company to satisfy any tax withholding obligation or (C) subject to an Award that expires or is canceled, forfeited, surrendered, exchanged or terminated without issuance of the full number of Shares to which the Award related, provided that Shares recredited to the Share Limit pursuant to clauses (A) and (B) may not be issued pursuant to ISOs. Shares issued under the Plan may be, in whole or in part, authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company or an Affiliate or Subsidiary thereof in the open market, in private transactions or otherwise.

(b)    The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the fiscal year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company during the fiscal year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

Section 5.    Equitable Adjustments.

(a)    In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, in the manner to be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares subject to outstanding Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Blue Owl Operating Group Awards or Other Share-Based Awards granted under the Plan, and (iv) annual Award limits or other value determinations or the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or vesting criteria with respect thereto) applicable to Shares subject to outstanding Awards; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Equitable substitutions or adjustments shall also be made if the Administrator determines in its sole discretion that such adjustment is necessary in order to avoid an adverse impact on the value of any outstanding Award granted hereunder.

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(b)    Without limiting the generality of the foregoing, in connection with a Change in Capitalization (other than a Change in Control), the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including, but not limited to, (i) the substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on or termination of Awards, or a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event), and (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event, but for such cancellation, or for which vesting is accelerated by the Administrator in connection with such event) an amount equal to the value of such Awards, if any, as determined by the Administrator (which value, if applicable, may be based upon the price per Share received or to be received by other shareholders of the Company in such event), including, without limitation, in the case of an outstanding Option or Share Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or Share Appreciation Right over the aggregate Exercise Price of such Option or Share Appreciation Right (it being understood that, in such event, any Option or Share Appreciation Right having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Shares, Restricted Share Units, Blue Owl Operating Group Awards or Other Share-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Share, Restricted Share Units, Blue Owl Operating Group Awards or Other Share-Based Awards prior to cancellation, or the underlying Shares in respect thereof. Payments pursuant to the foregoing Section 5(b)(ii) shall be made in cash or, in the sole discretion of the Administrator, in the form of such other consideration necessary for a Participant to receive property, cash or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Exercise Price). Notwithstanding the foregoing, no such adjustment shall cause any Award that is subject to Section 409A to fail to comply with the requirements of such section, provided that under no circumstances shall the Company, the Administrator or any Affiliate or agent thereof have any liability to any Participant or associated Person as a result of any such failure. In connection with a Change in Control, the Administrator may take any of the foregoing actions. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

(c)    Notwithstanding the foregoing, no adjustment may be authorized pursuant to this Section 5 with respect to ISOs to the extent that such authority would cause this Plan to violate Code Section 422(b), unless otherwise determined by the Administrator.

Section 6.    Eligibility.

The Administrator may, from time to time, select from among all Eligible Recipients those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall be consistent with the requirements of the Plan. No Eligible Recipient shall have any right to be granted an Award pursuant to the Plan.

Section 7.    Options.

(a)    General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Agreement shall set forth, among other things, whether the Option is an ISO (which is intended to meet the requirements of Code Section 422) or an NQSO (which does not meet and is not intended to meet the requirements of Code Section 422), the Exercise Price of the Option, the term of the Option and provisions

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regarding exercisability of the Option granted thereunder. In all other respects, the terms of any Option intended to qualify as an ISO must comply with the provisions of Code Section 422. If an Option that is intended to be an ISO fails to qualify as such, for any reason, the Option shall automatically be treated as an NQSO to the extent of such failure. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)    Exercise Price. The Exercise Price of Class A Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of any Option shall not be less than 100% of the Fair Market Value of the Class A Shares on the date of grant unless the Participant is not subject to Section 409A or the Option is otherwise designed to be compliant with Section 409A, provided, further, that the Exercise Price of any ISO granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Class A Shares on the date of grant.

(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted, and, in the case of an ISO granted to a Ten Percent Shareholder, no more than five (5) years after the date such ISO is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Class A Share.

(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Class A Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Class A Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Class A Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Class A Shares already owned by the Participant, which, (A) in the case of unrestricted Class A Shares acquired upon exercise of an Option, have been held by the Participant for such period as may be established from time to time by the Administrator in order to avoid adverse accounting treatment under applicable accounting principles, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Class A Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)    Rights as Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Class A Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Class A Shares, has satisfied the requirements of Section 14 hereof and, if requested, has given the representation described in paragraph (b) of Section 15 hereof or in the applicable Award Agreement.

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(g)    Transfers of Options. Except as otherwise determined by the Administrator, no Option granted under the Plan shall be transferable by a Participant other than by will or by the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of an Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this Plan and the applicable Award Agreement.

(h)    ISO Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Class A Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year, under this Plan and/or any other stock option plan of the Company or any Subsidiary, exceeds $100,000, such Options shall be treated as NQSOs. In addition, if a Participant does not remain employed by the Company Group or its Affiliates at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an NQSO. Should any provision of this Plan not be necessary in order for an Option to qualify as an ISO, or should any additional provisions be required, the Administrator may amend this Plan (and, for the avoidance of doubt, any Award Agreement) accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(i)    Termination of Service.

(1)    Unless the applicable Award Agreement provides otherwise, in the event that the Participant experiences a Termination of Service for any reason other than (i) by the Company for Cause or (ii) due to the Participant’s death or Disability, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such Termination of Service, on which date they shall expire; and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90)-day period described in this Section 7(i)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90)-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)    Unless the applicable Award Agreement provides otherwise, in the event that the Participant experiences a Termination of Service due to the Participant’s death or Disability, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire; and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)    In the event that the Participant experiences a Termination of Service by the Company for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

Section 8.    Share Appreciation Rights.

(a)    General. Share Appreciation Rights may be granted either alone (“Standalone Rights”) or in conjunction with all or part of any other Award granted under the Plan (“Tandem Rights”). Tandem Rights may

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be granted either at or after the time of the grant of such Award. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Class A Shares to be awarded, the price per Class A Share and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Tandem Right may be granted for more Class A Shares than are subject to the Award to which it relates and (unless the Participant is not subject to Section 409A or the Share Appreciation Right is otherwise designed to be compliant with Section 409A) any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of such Class A Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)    Awards. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

(c)    Exercisability.

(1)    Share Appreciation Rights that are Standalone Rights (“Standalone Share Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2)    Share Appreciation Rights that are Tandem Rights (“Tandem Share Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Awards to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8.

(d)    Payment Upon Exercise.

(1)    Upon the exercise of a Standalone Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Class A Shares equal in value to the excess of the Fair Market Value of a Class A Share as of the date of exercise over the price per Class A Share specified in the Standalone Share Appreciation Right, multiplied by the number of Class A Shares in respect of which the Standalone Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(2)    A Tandem Right may be exercised by a Participant by surrendering the applicable portion of the related Award. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Class A Shares equal in value to the excess of the Fair Market Value of a Class A Share as of the date of exercise over the Exercise Price specified for the related Award (which price shall be no less than 100% of the Fair Market Value of such Class A Share on the date of grant unless the Participant is not subject to Section 409A or the Tandem Right is otherwise designed to be compliant with Section 409A) multiplied by the number of Class A Shares in respect of which the Tandem Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Awards that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Tandem Rights have been so exercised.

(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Class A Shares and cash).

(e)    Non-Transferability.

(1)    Standalone Share Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.

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(2)    Tandem Share Appreciation Rights shall be transferable only when and to the extent that the underlying Award would be transferable, if it were an Option, under Section 7 of the Plan.

(f)    Termination of Service.

(1)    In the event a Participant who has been granted one or more Standalone Share Appreciation Rights incurs a Termination of Service, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2)    In the event a Participant who has been granted one or more Tandem Share Appreciation Rights incurs a Termination of Service, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement for the Award to which the Tandem Share Appreciation Right relates.

(g)    Term.

(1)    The term of each Standalone Share Appreciation Right shall be fixed by the Administrator, but no Standalone Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)    The term of each Tandem Share Appreciation Right shall be the term of the Award to which it relates, but no Tandem Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.    Restricted Shares, Restricted Share Units and Performance Shares.

(a)    General. Awards of Restricted Shares, Restricted Share Units or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Shares, Restricted Share Units or Performance Shares shall be made; the number of Class A Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units or Performance Shares; the “Restricted Period” (as defined in the applicable Award Agreement), if any, applicable to Awards of Restricted Shares or Restricted Share Units; the performance objectives or criteria applicable to Awards of Restricted Shares, Restricted Share Units or Performance Shares; and all other conditions of Awards of Restricted Shares, Restricted Share Units and Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Restricted Share Units or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. Unless the applicable Award Agreement provides otherwise, if the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Restricted Share Units or Performance Shares. The provisions of Awards of Restricted Shares, Restricted Share Units or Performance Shares need not be the same with respect to each Participant.

(b)    Awards and Certificates. The prospective recipient of Awards of Restricted Shares, Restricted Share Units or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 9, (i) each Participant who is granted an Award of Restricted Shares or Performance Shares shall be issued a certificate in respect of such Restricted Shares or Performance Shares (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator), and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions and restrictions applicable to any such Award.

(1)    The Company may require that any certificates evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall

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have lapsed, and that, as a condition of any Award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Class A Shares covered by such Award.

(2)    With respect to Awards of Restricted Share Units, at such times as are indicated in the applicable Award Agreement, certificates (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator) in respect of such Restricted Share Units shall be delivered to the Participant, or his legal representative, in a number equal to the number of Class A Shares the Participant is entitled to be issued pursuant to the terms of the Award Agreement.

(c)    Restrictions and Conditions. Awards of Restricted Shares, Restricted Share Units and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1)    Subject to the provisions of the Plan and except as otherwise provided in the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares, Restricted Share Units or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s Termination of Service and the Participant’s death or Disability.

(2)    Except as otherwise provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Class A Shares subject to Awards of Restricted Share Units until such Class A Shares are issued in accordance with the terms of the Award Agreement. Except as may be provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares or Performance Shares; provided, however, that unless otherwise provided in the Award Agreement, the Participant shall not have rights to any distributions declared on unvested Restricted Shares or Performance Shares.

(3)    The rights of a Participant, upon termination during the Restricted Period of employment or service as a director or Consultant to the Company, or to any Subsidiary or Affiliate thereof, in respect of Awards of Restricted Shares, Restricted Share Units or Performance Shares granted to such Participant, shall be set forth in the Award Agreement or another authorized written instrument and subject to the Plan.

Section 10.    Blue Owl Operating Group Awards.

(a)    Blue Owl Common Unit Awards. Blue Owl Common Unit Awards shall be awards designed as either fully vested or restricted Blue Owl Operating Group Units. The Committee is authorized to grant Blue Owl Common Unit Awards to Eligible Recipients under the terms and conditions determined by the Committee in its discretion, subject to any restrictions on Blue Owl Operating Group Units generally within the Blue Owl LPAs.

(b)    Blue Owl Incentive Units. A Blue Owl Incentive Unit shall be designed as a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Each Blue Owl Incentive Unit will entitle the holder thereof to receive distributions from the Blue Owl Partnerships in accordance with the terms of the Blue Owl LPAs. The Committee will establish the terms and conditions applicable to the Blue Owl Incentive Units, including vesting or service requirements, subject to any terms or restrictions in the Blue Owl LPAs.

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(c)    Blue Owl Operating Group Awards Generally. The Committee is authorized, subject to limitations under applicable law, to grant other types of equity-based, equity-related or cash-based Awards valued in whole or in part by reference to, or otherwise calculated by reference to or based on, Blue Owl Operating Group Units, in such amounts and subject to such terms and conditions as the Committee may determine (which shall be “Blue Owl Operating Group Awards” for purposes hereof). Blue Owl Operating Group Awards may entail the transfer of Class A Shares or Blue Owl Operating Group Units to Award recipients. Blue Owl Operating Group Awards may be in the same form as Awards that are permitted to be granted under the Plan generally with respect to Class A Shares (with the exception of ISOs), with all references to Class A Shares replaced with references to the Blue Owl Operating Group Units and all other definitions modified, if necessary for the context, to reflect the Blue Owl Partnerships rather than the Company. In addition to any Award Agreement governing a Blue Owl Operating Group Award, the Committee may require that a recipient of a Blue Owl Operating Group Award execute additional documentation to become a partner of the Blue Owl Partnerships, subject to the terms and requirements of the Blue Owl LPAs. Blue Owl Incentive Units and Blue Owl Common Unit Awards described above will be deemed to be “Blue Owl Operating Group Awards” for purposes of the Plan. Notwithstanding anything to the contrary within the Plan or in any Award Agreement that governs a Blue Owl Operating Group Award, the terms and conditions of all Blue Owl Operating Group Awards shall be designed to comply with the Blue Owl LPAs, and to the extent that there is any inconsistency with the Blue Owl LPAs within the Plan or the Award Agreement governing any Blue Owl Operating Group Award, the terms of the Blue Owl LPAs (as applicable) shall control.

(d)    Transfers. Notwithstanding anything to the contrary in this Plan, all transfers of Blue Owl Operating Group Units shall also be subject to the restrictions contained in the Blue Owl LPAs (as applicable).

Section 11.    Other Share-Based Awards.

(a)    The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement, including, but not limited to, Awards of restricted units and unrestricted Shares and Awards that are valued in whole or in part by reference to Shares, including Awards valued by reference to book value, fair value or performance of an Affiliate or Subsidiary, or other interests, including distribution equivalent rights and performance units of any of the foregoing. Other Share-Based Awards may be granted as free-standing Awards or in tandem with other Awards under the Plan. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash or other property as appropriate. The provisions of Other Share-Based Awards need not be the same with respect to each Participant.

(b)    Subject to the provisions of the Plan and except as otherwise provided in the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign any Other Share-Based Awards awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance-related goals, the Participant’s Termination of Service or the Participant’s death or Disability.

Section 12.    Amendment and Termination; Clawback.

Subject to the terms of the Investor Rights Agreement, the Board may amend, alter or terminate the Plan, but, subject to Sections 5 and 18 of the Plan, no amendment, alteration or termination shall be made that would

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materially impair the rights of a Participant under any Award theretofore granted without the Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Class A Shares are listed or other law, in each case, to the extent applicable. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5 and 18, no such amendment shall materially impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, a Participant’s consent shall not be required to the extent the Administrator, in its sole discretion, determines that an amendment, alteration or termination of the Plan or an Award is required or advisable (a) in order for the Company, the Plan or the Award to satisfy any law or regulation, to meet the requirements of any accounting standard or to correct an administrative error, or to reflect or give effect to a change in law, or (b) to ensure compliance with the Exchange Act or another applicable law, or any rules or regulations promulgated thereunder. Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

Section 13.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.    Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes subject to tax for U.S. federal, state or local income or other tax purposes and/or for any non-U.S. tax purposes, pay to the Company or any of its Subsidiaries or Affiliates (as determined by the Administrator), or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld or accounted for by the Company or any of its Subsidiaries or Affiliates with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company or its Subsidiaries or Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. Whenever Shares are to be delivered pursuant to an Award or taxes otherwise become due with respect to an Award, the Company shall have the right to require the Participant to remit to the Company or its Subsidiaries or Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. In addition, the Company or its Subsidiaries or Affiliates, may elect to satisfy the foregoing requirement by withholding from delivery Shares having a value equal to not more than the amount of tax permitted to be withheld or paid without triggering liability accounting or other adverse accounting treatment under applicable accounting standards (or, with the approval of the Administrator, (i) such method may be elected by a Participant who is not subject to Section 17, or (ii) a Participant may deliver already owned unrestricted Shares). Such shares shall be valued at their fair market value on the date that the amount of tax to be withheld or paid is determined. Solely for this purpose, fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company, its Subsidiaries or Affiliates may also use any other method or procedure of obtaining the necessary payment or proceeds, as permitted by law, to satisfy their withholding or other tax obligations with respect to any Option or other Award and the Participant shall comply with any reasonable requests made by the Company, its Subsidiaries or Affiliates to complete and execute documentation necessary to implement such method or procedure.

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Section 15.    General Provisions.

(a)    Compliance with Law. Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant rules and provisions of law, including, without limitation, the Securities Act, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the requirements of any stock exchange upon which the Shares may then be listed, and the requirements for the treatment intended by the Company under applicable accounting rules, and shall be further subject to the approval of the Administrator with respect to such compliance. The Company shall be under no obligation to register the Shares pursuant to the Securities Act or any other federal or state securities laws. Any disposition of Shares received pursuant to an Award shall be subject to compliance with the foregoing rules, requirements and laws, as determined by the Administrator.

(b)    Legending and Other Considerations. The Administrator may require each Person acquiring Shares to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c)    Lock-Up Agreements. The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Board or the Committee shall determine is necessary or desirable to further the Company’s interests.

(d)    No Right to Continued Service. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

(e)    Governing Law; Venue; Waiver of Jury Trial. The Plan and all Awards shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The agreed venue and method for resolving disputes relating to an Award Agreement or the Plan shall be as set forth in the applicable Award Agreement, or in the absence of such provision, as applies to disputes relating to or arising out of the Participant’s service with the Company and its Affiliates, including the termination thereof. Unless otherwise specifically provided by explicit reference to the jury waiver provision in this Section 15(e) in an applicable Award Agreement, each Participant, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT THE PARTICIPANT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE PLAN OR ANY AWARD AGREEMENT,

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AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f)    Certain Changes in Employment Status. Subject to the terms of this Plan, unless otherwise specifically provided in the applicable Award Agreement or otherwise, an Award (including an Option) shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the sole discretion of the Administrator. The Administrator shall follow applicable written policies (if any) of the Company, its Subsidiaries or Affiliates, including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

(g)    Notices. All notices, requests, consents and other communications with respect to the Plan or any Award Agreement to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 15(g)) or by a nationally recognized overnight courier. If to the Company, such notice shall be sent to Blue Owl Capital Inc., Attention: General Counsel, 399 Park Avenue, 38th Floor New York, NY 10022. If to a Participant, such notice shall be delivered by hand or sent to the last home address of such Participant on file with the Company.

(h)    Regional Variation. The Administrator reserves the right to authorize the establishment of, and to grant Awards pursuant to, annexes, sub-plans or other supplementary documentation as the Administrator deems appropriate in light of local laws, rules and customs.

(i)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Award by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. Each Participant, by accepting an Award, thereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(j)    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants subject to Section 16 will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 15(j), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(k)    Severability. If any provision of the Plan or an Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(l)    Headings. The headings in the Plan and any Award Agreement are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof or thereof.

Section 16.    Effective Date.

The Plan shall become effective on              (the “Effective Date”), which is the date of its adoption by the Board, subject to the approval of the plan by the shareholders of the Company in accordance with the requirements of the laws of the State of Delaware.

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Section 17.    Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date. Subject to the terms of the Investor Rights Agreement, the Board may suspend or terminate the Plan at any earlier date pursuant to Section 12 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Section 18.    Section 409A.

To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Company shall have no liability to any Eligible Recipient, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator or the Company, and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Eligible Recipients and not with the Company. Notwithstanding anything to the contrary in this Plan or any Award Agreement, if a Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant and (ii) the date of the Participant’s death, solely to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 18 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and all remaining payments and benefits due under this Plan or any Award Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

Section 19.    Set-Off.

Unless otherwise expressly provided in an agreement between a Participant and the Company or an Affiliate, to the extent permitted by Section 409A, the Company or any Affiliate, as applicable, shall have the right to offset against any amount owed to a Participant any amounts that are due by such Participant to the Company or any Affiliate but unpaid.

Section 20.    Data Privacy.

(a)    For Participants who reside in the European Union or are associated with an Affiliate established in the European Union, the Company processes personal data in association with such Participants’ participation in the Plan as described in the European Union privacy notice in effect under the Plan from time to time, which notice is available upon request from the Company’s human capital department.

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(b)    For other Participants, and to the extent permitted by law, as a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 20 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. This paragraph (b) applies to such other Participants. The Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). To the extent permitted by law, the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. To the extent permitted by law, through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human capital representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact the Company’s human capital department.

[END OF PLAN]

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